                                                                   EXHIBIT 10.27

                                                                  EXECUTION COPY

                                                                    CONFIDENTIAL

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                            STOCK PURCHASE AGREEMENT

                                  by and among

             THE STOCKHOLDERS IDENTIFIED ON SIGNATURE PAGES HERETO,

                               NOVARTIS PHARMA AG

                                       and

                          IDENIX PHARMACEUTICALS, INC.

                                TABLE OF CONTENTS

1.       Purchase and Sale of Stock............................................................   2

     1.1       Sale and Purchase...............................................................   2
     1.2       Subsequent Contingent Payments..................................................   4

2.       Closing Date, Delivery................................................................  10

     2.1       Closing Date....................................................................  10
     2.2       Delivery at Closing.............................................................  11
     2.3       Further Actions.................................................................  12

3.       Representations and Warranties of Each Seller.........................................  13

     3.1       Stock Ownership.................................................................  13
     3.2       Authority; Execution and Delivery...............................................  13
     3.3       No Conflict.....................................................................  13
     3.4       No Other Agreements to Sell Purchased Shares....................................  14
     3.5       Consents........................................................................  14
     3.6       Offering........................................................................  15
     3.7       Qualified Private Offering......................................................  15
     3.8       Accredited Sellers..............................................................  15
     3.9       Disclosure Statement............................................................  16
     3.10      Stockholder Approval............................................................  16
     3.11      Reliance........................................................................  17

4.       Representations and Warranties of the Company.........................................  17

     4.1       Organization, Good Standing and Qualification...................................  17
     4.2       Capitalization and Voting Rights................................................  17
     4.3       Subsidiaries....................................................................  19
     4.4       Authorization, Execution and Delivery...........................................  20
     4.5       No Conflict.....................................................................  21
     4.6       Valid Issuance of Stock.........................................................  21
     4.7       Consents........................................................................  21
     4.8       Absence of Changes..............................................................  22
     4.9       Litigation......................................................................  23
     4.10      Employees and Consultants.......................................................  23
     4.11      Intellectual Property...........................................................  25
     4.12      Compliance with Other Instruments...............................................  25
     4.13      Related Party Agreements; Other Action..........................................  25
     4.14      Material Contracts and Obligations..............................................  25
     4.15      Owned Real Property.............................................................  28
     4.16      Title to Property and Assets....................................................  28
     4.17      Sufficiency of Property and Assets..............................................  28
     4.18      Financial Statements............................................................  28
     4.19      Employee Benefit Plans..........................................................  29

     4.20      Taxes...........................................................................  30
     4.21      Insurance.......................................................................  31
     4.22      Labor Agreements and Actions....................................................  31
     4.23      Governmental Regulations........................................................  31
     4.24      Offering; Securities Laws.......................................................  31
     4.25      Environmental Matters...........................................................  32
     4.26      Commercial Relationships........................................................  33
     4.27      Licenses and Other Rights; Compliance with Laws.................................  33
     4.28      Regulatory Agency Matters.......................................................  34
     4.29      Opinion of Financial Advisor....................................................  35
     4.30      Broker or Finders...............................................................  36
     4.31      Corporate Records...............................................................  36
     4.32      Qualified Private Offering......................................................  36
     4.33      Takeover Statutes...............................................................  36
     4.34      Stockholder Approval............................................................  36
     4.35      Restated Certificates and Amended and Restated By-laws..........................  36
     4.36      Reliance........................................................................  36

5.       Representations and Warranties of Buyer...............................................  36

     5.1       Organization, Compliance and Qualification......................................  37
     5.2       Authorization, Consents and Compliance with Other Instruments...................  37
     5.3       SEC Reports.....................................................................  38
     5.4       Issuance of Shares..............................................................  38
     5.5       Buyer Matters...................................................................  39
     5.6       Purchase Entirely for Own Account...............................................  40
     5.7       Broker or Finders...............................................................  40
     5.8       Disclosure Statement............................................................  40
     5.9       Offer and Sale of Parent ADSs...................................................  40
     5.10      Litigation......................................................................  40
     5.11      Novartis BioVentures Ltd........................................................  40
     5.12      Initial Sellers Disclosure Statement............................................  40
     5.13      Reliance........................................................................  41

6.       Conditions to Closing of Buyer........................................................  41

     6.1       Seller's Representations and Warranties.........................................  41
     6.2       The Company's Representations and Warranties....................................  41
     6.3       Covenants.......................................................................  41
     6.4       Compliance Certificates.........................................................  41
     6.5       Certification of Resolutions and Officers.......................................  41
     6.6       Organizational Documents........................................................  42
     6.7       Restated Certificates...........................................................  42
     6.8       Amended and Restated By-laws....................................................  42
     6.9       Qualified Private Offering......................................................  42
     6.10      Conversion of Preferred Stock...................................................  42
     6.11      No Material Adverse Effect......................................................  42
     6.12      Good Standing Certificates......................................................  43

     6.13      Other Agreements and Documents..................................................  43
     6.14      Employment Agreements...........................................................  43
     6.15      UAB License Agreement...........................................................  43
     6.16      Purchased Shares................................................................  43
     6.17      Certain Agreements..............................................................  43
     6.18      Consents; Stockholder Approval..................................................  43
     6.19      Compulsory Transfer.............................................................  44
     6.20      Series C Purchase Agreement.....................................................  44
     6.21      Rights of First Refusal/Co-Sale.................................................  44
     6.22      Series C Dividend...............................................................  44
     6.23      FIRPTA Certificate..............................................................  44
     6.24      Second Amended and Restated Stockholders' Agreement Termination.................  44
     6.25      Warrant Amendment...............................................................  44
     6.26      Resignations of Directors.......................................................  44
     6.27      2004 Budget.....................................................................  44
     6.28      Takeover Statutes...............................................................  44

7.       Conditions to Closing of the Company..................................................  45

     7.1       Buyer's Representations and Warranties..........................................  45
     7.2       Covenants.......................................................................  45
     7.3       Compliance Certificates.........................................................  45
     7.4       Other Agreements and Documents..................................................  45
     7.5       Conversion of Preferred Stock...................................................  45
     7.6       Company Stockholder Approval....................................................  45

8.       Conditions to Closing of Sellers......................................................  45

     8.1       Payment of Individual Closing Consideration.....................................  46
     8.2       Buyer's Representations and Warranties Correct..................................  46
     8.3       Covenants.......................................................................  46
     8.4       Other Agreements and Documents..................................................  46
     8.5       Conversion of Preferred Stock...................................................  46
     8.6       Series C Dividend...............................................................  46
     8.7       Joinder Agreements..............................................................  46

9.       Mutual Conditions of Closing..........................................................  46

     9.1       Qualifications..................................................................  47
     9.2       Absence of Litigation...........................................................  47
     9.3       Joinder Period Expiration.......................................................  47

10.      Covenants.............................................................................  47

     10.1      Regulatory Filings..............................................................  47
     10.2      No Solicitation.................................................................  48
     10.3      Notice of Breaches; Updates.....................................................  49
     10.4      Exclusivity of Purchased Shares.................................................  49

     10.5      Conduct of Business.............................................................  49
     10.6      Delivery of Common Stock Certificates...........................................  52
     10.7      Stockholder Approval............................................................  52
     10.8      Takeover Statutes...............................................................  52
     10.9      Confidentiality Agreements......................................................  53
     10.10     Preparation of Disclosure Statement.............................................  53
     10.11     Inspection of Properties........................................................  53
     10.12     Qualified Private Offering......................................................  53
     10.13     Restated Certificates and Amended and Restated By-laws..........................  54
     10.14     Series C Warrants...............................................................  54
     10.15     Disclosure Statement............................................................  54

11.      Termination...........................................................................  54

12.      Miscellaneous.........................................................................  55

     12.1      Indemnification.................................................................  55
     12.2      Successors and Assigns..........................................................  61
     12.3      Entire Agreement................................................................  62
     12.4      Governing Law and Consent to Jurisdiction.......................................  62
     12.5      Counterparts....................................................................  62
     12.6      Titles and Subtitles............................................................  62
     12.7      Nouns and Pronouns..............................................................  62
     12.8      Notices.........................................................................  63
     12.9      Finder's Fee....................................................................  64
     12.10     Expenses and Fees...............................................................  64
     12.11     Amendments and Waivers..........................................................  64
     12.12     Delays or Omissions.............................................................  65
     12.13     Severability....................................................................  65
     12.14     Confidentiality and Publicity...................................................  65
     12.15     Definitions.....................................................................  66

ANNEXES

Annex A           Table of Initial Sellers and Initial Shares

Annex B           Management Sellers

Annex C           Accredited Sellers

EXHIBITS

Exhibit A         Form of Custody Agreement

Exhibit B         Form of Joinder Agreement

Exhibit C         Form of Development, License and Commercialization Agreement

Exhibit D         Form of Supply Agreement

Exhibit E         Form of Stockholders' Agreement

Exhibit F         Form of Restated Certificate of Incorporation (Alternative 1)

Exhibit G         Form of Restated Certificate of Incorporation (Alternative 2)

Exhibit H         Form of Amended and Restated By-laws

Exhibit I         Amendments to Certain License and Related Agreements

Exhibit J         Form of Management Rights Agreement

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of March 21, 2003, by and among the stockholders identified on the signature pages hereto (each, an "Initial Seller" and, collectively, the "Initial Sellers"), Novartis Pharma AG ("Buyer"), a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstrasse 35, CH-4002, Basel, Switzerland, Idenix Pharmaceuticals, Inc. (the "Company"), a Delaware corporation with its principal place of business at 125 CambridgePark Drive, Cambridge, Massachusetts 02140, and the Additional Sellers (as defined in Section 1.1(b)). The Initial Sellers and the Additional Sellers are collectively referred to herein as the "Sellers" and the Sellers, Buyer and the Company are collectively referred to herein as the "Parties."

         WHEREAS, all shares of Company Stock (as defined in Section 12.15(a)) owned by each Initial Seller as of the date hereof are set forth opposite such Initial Seller's name on Annex A attached hereto (the "Initial Shares") and all options to purchase shares of Common Stock (as defined in Section 12.15(a)) owned by each Initial Seller also are set forth opposite such Initial Seller's name on Annex A;

         WHEREAS, the Initial Sellers desire to sell that portion of their aggregate Initial Shares comprising, together with any shares to be sold by Additional Sellers, fifty-one percent (51.0%) of the Fully-Diluted Common Stock Deemed Outstanding (as defined in Section 12.15(a)) as of the Closing Date (as defined in Section 2.1);

         WHEREAS, during the Joinder Period (as defined in Section 1.1(b)), each of the holders of Company Stock and the holders of options vested on or prior to the Closing Date to purchase shares of Common Stock (other than the Initial Sellers) will be offered the opportunity to participate in the transactions contemplated by this Agreement and it is expected that certain of such holders will become Additional Sellers, whereupon the number of shares to be sold by the Initial Sellers hereunder shall be reduced on a pro rata basis such that Buyer shall purchase at the Closing (as defined in Section 2.1), an aggregate number of shares of Company Stock equal to fifty-one percent (51.0%) of the Fully-Diluted Common Stock Deemed Outstanding as of the Closing Date (which shares shall not be subject to a right of repurchase in favor of the Company);

         WHEREAS, Buyer wishes to purchase from Sellers and Sellers wish to sell to Buyer the Purchased Shares (as defined in Section 12.15(a)) upon the terms and subject to the conditions of this Agreement;

         WHEREAS, the Company is in the process of developing certain (i) hepatitis B virus drug candidates, including telebuvidine and valtorcitabine (the "Hepatitis B Drug Candidates") and (ii) hepatitis C virus drug candidates (the "Hepatitis C Drug Candidates");

         WHEREAS, the Company wishes to license to Buyer, and collaborate with Buyer in the development of, such Hepatitis B Drug Candidates, and grant Buyer certain rights with respect to Hepatitis C Drug Candidates and certain other compounds subsequently discovered or developed by the Company under the terms and on the conditions set forth in the Development, License and Commercialization Agreement (as defined in Section 4.4), which Buyer and the Company shall enter into on the Closing Date;

         WHEREAS, in connection with the transactions contemplated by this Agreement, Buyer wishes that certain key employees of the Company enter into employment agreements on and as of the Closing Date; and

         WHEREAS, in connection with the transactions contemplated by this Agreement, Buyer and the Company have executed, on the date hereof, the Credit Agreement (as defined in Section 4.4) pursuant to which Buyer will lend to the Company, and the Company will borrow from Buyer, twenty-five million dollars ($25,000,000) subject to the terms and conditions contained therein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

     1.  PURCHASE AND SALE OF STOCK.

         1.1 SALE AND PURCHASE.

         (a) On the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, convey, transfer and deliver to Buyer, and Buyer shall purchase from such Sellers, the Purchased Shares for an aggregate purchase price of two hundred fifty-five million dollars ($255,000,000) in cash plus, if applicable, the Contingent Payments (as defined in Section 12.15(a)) subject to the terms and conditions set forth in Section 1.2 of this Agreement (the "Aggregate Purchase Price"). As to each Seller, the shares of Company Stock being sold by such Seller (which shares shall not be subject to a right of repurchase in favor of the Company) are sometimes referred to herein as "Seller's Shares." Each Seller agrees to sell, convey, transfer and deliver to Buyer, and Buyer agrees to purchase from each Seller, at the Closing, that number of Seller's Shares pursuant to this Section 1.1, which number of shares shall be set forth opposite such Seller's name on Adjusted Annex A (as defined in Section 1.1(c)).

         (b) During the period beginning on the first business day after the date on which the Parties first make available to the holders of Company Stock and the holders of options to purchase shares of Common Stock (in each case, other than the Initial Sellers) the opportunity to offer for sale to Buyer, and Buyer's offer to purchase, shares of Company Stock held by such holders on the Closing Date that are not subject to a right of repurchase in favor of the Company on the terms and subject to the conditions of this Agreement and the procedures set forth in the Disclosure Statement (as defined in Section 1.1(e)) until the Closing Date (but in no event less than 20 business days) (the "Joinder Period"), each holder of shares of Company Stock and each holder of options to purchase shares of Common Stock (in each case, other than the Initial Sellers) that validly executes and delivers to Mellon Investor Services LLC, as custodian (the

"Custodian"), an irrevocable Power of Attorney and Custody Agreement in the form of Exhibit A attached hereto made with the Custodian (the "Custody Agreement"), the Stockholders' Agreement (as defined in Section 4.4) and an appropriate Consent (as defined in Section 3.5) with respect to the approval of the Restated Certificates and Amended and Restated By-laws (each of the foregoing two terms as defined in Section 4.4), together with a Joinder Agreement, to be dated on or prior to the Closing Date and delivered to Buyer and the Company, in the form of Exhibit B attached hereto (the "Joinder Agreement" and, together with the other agreements and Consents to be executed and delivered by such holders, the "Additional Seller Documents"), which Joinder Agreement shall specify, among other things, the number of shares of Company Stock and/or the number of shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock owned by such holder and that such holder shall be a party to this Agreement, shall become an "Additional Seller" for all purposes of this Agreement (collectively, the "Additional Sellers").

         (c) Immediately prior to the Closing, Annex A shall be amended and restated such that (i) each Seller (other than Management Sellers (as defined in Section 12.15(a))) shall sell to Buyer, and Buyer shall purchase from such Seller, such number of shares of Company Stock as is equal to the Selling Percentage (as defined in Section 12.15(a)) multiplied by the total number of shares of Vested Stock (as defined in Section 12.15(a)) owned by such Seller as of the Closing Date and (ii) each Management Seller shall sell to Buyer, and Buyer shall purchase from such Management Seller, such number of shares of Company Stock as is equal to 0.20 multiplied by the total number of shares of Vested Stock owned by such Management Seller as of the Closing Date (the aggregate number of shares sold by the Management Sellers, the "Management Shares Sold"), with appropriate rounding to the nearest whole number of shares of Company Stock, such that the number of shares of Company Stock sold pursuant to this Section 1.1(c) shall represent fifty-one percent (51%) of the Fully-Diluted Common Stock Deemed Outstanding as of the Closing Date (such amended and restated Annex A, as mutually agreed upon by Buyer, the Company and the Consenting Sellers (as defined in Section 12.15(a)), the "Adjusted Annex A"). It is understood and agreed that the Purchased Shares shall not include shares of Company Stock that are subject to a right of repurchase in favor of the Company.

         (d) Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall pay to each Seller, pursuant to Section 2.2, in consideration of such Seller's Shares set forth opposite such Seller's name on Adjusted Annex A (x) an amount in cash equal to the product of (A) the Percentage Ownership (as defined in Section 12.15(a)) of such Seller and (B) two hundred fifty-five million dollars ($255,000,000) (such resulting product, the "Individual Closing Consideration") and (y) subject to the terms and conditions set forth in Section 1.2, the right to receive the consideration set forth in
Section 1.2(b) and/or Section 1.2(c).

         (e) On the first day of the Joinder Period, the Company shall mail or personally deliver to each holder of Company Stock and each holder of options to purchase shares of Common Stock which will be vested on or prior to the Closing Date (in each case, other than the Initial Sellers) (i) a disclosure document, jointly prepared by the Company, Buyer and Parent (as defined in Section 12.15(a)) making available to such holders the opportunity to offer for sale to Buyer, and Buyer's offer to purchase, a portion of the shares of Company Stock held by such holder on the Closing Date that are not subject to a right of repurchase in favor of the Company on the terms and subject to the conditions in this Agreement and the procedures set forth in the disclosure document (the "Disclosure Statement") and
(ii) the Additional Seller Documents.

         1.2 SUBSEQUENT CONTINGENT PAYMENTS.

         (a) As additional consideration for the Purchased Shares, subject to Buyer's rights of offset pursuant to Section 12.1(p), Buyer will pay Sellers in cash, Parent ADSs (as defined in Section 12.15(a)) or any combination thereof, at Buyer's election, the consideration set forth in Sections 1.2(b) and 1.2(c) subject to the conditions set forth herein and the procedures set forth in this
Section 1.2; provided, however, that each Seller shall be treated in the same manner with respect to the portion of the consideration paid to each Seller pursuant to such Sections in Parent ADSs and cash, except that each Non-Accredited Seller (as defined in Section 12.15(a)) shall receive only cash in accordance with Sections 1.2(b)(iii) and 1.2(c)(iii).

         (b) [**]
                                        4

             (i) Subject to Section 1.2(d) below, issue and deliver to each Accredited Seller (as defined in Section 12.15(a)) that number of Parent ADSs equal to the product of (A) the Accredited Seller Percentage (as defined in Section 12.15(a)) of such Accredited Seller and (B) [**];
       provided, however, that if such Accredited Seller   notifies Buyer that a
       filing pursuant to the requirements of the HSR Act (as defined in Section 3.5), EC Regulation (as defined in Section 12.15(a)) or any other similar foreign antitrust or trade regulation law is required, Buyer shall delay the issuance of Parent ADSs to such Accredited Seller pursuant hereto until the earlier of expiration or termination of any waiting period relating to any such requirements;

            (ii) pay to each Accredited Seller an amount in cash equal to the product of (A) the Accredited Seller Percentage of such Accredited Seller and (B) [**]; and

            (iii) pay to each Non-Accredited Seller an amount in cash equal to the product of (A) the Percentage Ownership of such Non-Accredited Seller and (B) [**].

            (c) [**]

            (i) Subject to 1.2(e) below, issue and deliver to each Accredited Seller that number of Parent ADSs equal to the product of (A) the Accredited Seller Percentage of such Accredited Seller and (B) [**]; provided, however, that if such Accredited Seller notifies Buyer that a filing pursuant to the requirements of the HSR Act, EC Regulation or any other similar foreign antitrust or trade regulation law is required, Buyer shall delay the issuance of Parent ADSs to such Accredited Seller pursuant hereto until the earlier of expiration or termination of any waiting period relating to any such requirements;

            (ii) pay to each Accredited Seller an amount in cash equal to the product of (A) the Accredited Seller Percentage of such Accredited Seller and (B) [**]; and

            (iii) pay to each Non-Accredited Seller an amount in cash equal to the product of (A) the Percentage Ownership of such Non-Accredited Seller and (B) [**].

            (d) If Buyer intends to deliver [**] to the Accredited Sellers in satisfaction of all or a portion of the Contingent Payment due on the [**], not less than five (5) days prior to such date Buyer shall deliver written notice thereof to each Accredited Seller. Buyer agrees that any [**] to be issued to the Accredited Sellers will be issued on the [**] without any legends thereon and will be listed for trading on the New York Stock Exchange or such other exchange on which Parent ADSs are traded at such time (the "ADS Exchange"), if, to the extent deemed reasonably necessary by Buyer (in which case, the notice sent to such Accredited Sellers described in the immediately preceding sentence shall so request), such Accredited Seller delivers, prior to the [**], an opinion of counsel (which opinion may (x) assume that the representations of Buyer contained in Section 5.4 are true and correct and (y) rely on a certificate of such Accredited Seller as to its status as an affiliate of Parent for purposes of the Securities Act of 1933, as amended (the "Securities Act")) reasonably acceptable to Parent to the effect that the [**] to be issued to such Accredited Seller may lawfully be transferred without registration and without legends thereon under the Securities Act immediately upon their issuance. In the event that Buyer, in its reasonable discretion, determines that any of the [**] to be so issued to any Accredited Seller are not eligible for immediate resale pursuant to Rule 144(k) under the Securities Act, or comparable provision of a successor rule thereto, cannot be issued without a legend or will not be immediately transferable on the ADS Exchange, and Buyer intends to deliver [**] to such Accredited Seller in satisfaction of all or a portion of the Contingent Payment due on the [**] to such Accredited Seller, Buyer will promptly notify such Accredited Seller of such fact and shall not be obligated to deliver, and shall not deliver, such [**] on the [**] and Parent shall use reasonable efforts to file with the SEC (as defined in Section 5.3) as promptly as practicable, a registration statement covering the resale to the public by such Accredited Sellers of such [**] upon issuance of the [**] and to have the [**] declared effective within 90 days of the [**]. If the [**] is declared effective within such 90 day period, Buyer shall deliver the [**]

[**] as promptly as practicable after such effective date of the [**] (and in no event later than the earlier of (i) three business days after the [**] is declared effective and (ii) 90 days after the [**]); provided, however, that if such [**] is not declared effective by the SEC within such 90 day period or if such shares are not listed on the ADS Exchange, Buyer shall not be obligated to deliver, and shall not deliver, any [**] to such Accredited Seller and shall pay to such Accredited Seller within such 90 day period an amount in cash equal to the product of (A) the Accredited Seller Percentage of such Accredited Seller and (B) [**].

            (e) If Buyer intends to deliver [**] to the Accredited Sellers in satisfaction of all or a portion of the Contingent Payment due on the [**], not less than five (5) days prior to such date Buyer shall deliver written notice thereof to each Accredited Seller. Buyer agrees that any [**] to be issued to the Accredited Sellers will be issued on the [**] without any legends thereon and will be listed for trading on the ADS Exchange, if, to the extent deemed reasonably necessary by Buyer (in which case, the notice sent to such Accredited Seller as described in the immediately preceding sentence shall so request), such Accredited Seller delivers, prior to the [**], an opinion of counsel (which opinion may (x) assume that the representations of Buyer contained in Section
5.4 are true and correct and (y) rely on a certificate of such Accredited Seller as to its status as an affiliate of Parent for purposes of the Securities Act) reasonably acceptable to Parent to the effect that the [**] to be issued to such Accredited Seller may lawfully be transferred without registration and without any legend thereon under the Securities Act immediately upon their issuance. In the event that Buyer, in its reasonable discretion, determines that any of the [**] to be so issued to any Accredited Seller are not eligible for immediate resale pursuant to Rule 144(k) under the Securities Act, or comparable provision of a successor rule thereto, or cannot be issued without a legend or will not be immediately tradeable on the ADS Exchange, and Buyer intends to deliver [**] to the Accredited Sellers in satisfaction of all or a portion of the Contingent Payment due on the [**] to such Accredited Seller, Buyer will promptly notify such Accredited Seller of such fact and shall not be obligated to deliver, and shall not deliver, such [**] on the [**] and Parent shall use reasonable efforts to file with the SEC as promptly as practicable, a registration statement covering the resale to the public by such Accredited Seller of such [**] upon issuance of the [**] and to have the [**] declared effective within 90 days of the [**]. If the [**] is declared effective within such 90 day period, Buyer shall deliver the [**] as promptly as practicable after such effective date of the [**]

(and in no event later than the earlier of (i) three business days after the [**] is declared effective and (ii) 90 days after the [**]); provided, however, that if such [**] is not declared effective by the SEC within such 90 day period or if such shares are not listed on the ADS Exchange, Buyer shall not be obligated to deliver, and shall not deliver, any [**] to such Accredited Seller and shall pay to such Accredited Seller within such 90 day period an amount in cash equal to the product of (A) the Accredited Seller Percentage of such Accredited Seller and (B) [**].

            (f) [**] (each, a "Registration Statement") Parent shall:

            (i) promptly furnish to each applicable Accredited Seller such number of copies as such Accredited Seller may reasonably request of the prospectus relating thereto, including a preliminary prospectus, in conformity with the requirements of the Securities Act. Parent shall use its reasonable efforts to register or qualify the Parent ADSs covered by each Registration Statement under the securities laws of each state of the United States; provided, however, that Parent shall not be required in connection therewith to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction. If Parent has delivered preliminary or final prospectuses to such Accredited Sellers and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, Parent shall promptly notify such Accredited Sellers and Parent shall promptly provide such Accredited Sellers with revised or supplemented prospectuses. Parent shall pay all expenses incurred by it in complying with its obligations under this
      Section 1.2, including all registration, qualification and filing fees, printing fees, exchange listing fees, fees and expenses of counsel for Parent, and fees and expenses of accountants for Parent, but excluding the fees and expenses of counsel to such Accredited Sellers and any brokerage fees, selling commissions or underwriting discounts incurred by such Accredited Sellers in connection with sales under each Registration Statement. With respect to each Registration Statement, Parent agrees to indemnify such Accredited Sellers in the same manner that the Company is obligated to indemnify each Participating Holder (as defined in the Stockholders' Agreement) and each such Accredited Seller agrees to indemnify Parent in the same manner that each Participating Holder is obligated to indemnify the Company, in each case pursuant to Section 2.6 of the Stockholders' Agreement. Once declared effective, Parent shall cause the applicable Registration Statement to remain effective for 180 days, which 180 day period shall be extended for a period of time equal to any period during which such Registration Statement is subject to a stop order or otherwise suspended:

            (ii) notify in writing each applicable Accredited Seller at any time when a prospectus relating to a Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and of any SEC stop orders or other material modifications in connection therewith. In such case, Parent shall promptly prepare a supplement or amendment to such prospectus and furnish each such Accredited Seller a reasonable number of copies of such supplement to or amendment of such prospectus as may be necessary so that, after delivery to such purchaser of such Parent ADSs, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

            (iii) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Parent ADSs included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order.

            (g) Notwithstanding any other provision of this Agreement, each Accredited Seller entitled to receive a fraction of a Parent ADS under Sections 1.2(b) or 1.2(c) (after taking into account all such Parent ADSs to be issued to such Accredited Seller) shall receive cash from Buyer on the applicable Contingent Payment Date in lieu of such fraction of a share, without interest and less any required withholding Taxes (as defined in Section 12.15(a)), in an amount equal to the product of (i) such fraction of a Parent ADS (rounded to the second decimal place) and (ii) [**].

            (h) The Parties hereto acknowledge and agree that the aggregate consideration payable by Buyer pursuant to (i) Section 1.1 shall in no event exceed two hundred fifty-five million dollars ($255,000,000) and (ii) [**], as the case may be, or any combination thereof; provided, however, that for purposes of determining compliance with this Section 1.2(h), to the extent a Contingent Payment is made [**], the value of each Parent ADS delivered in connection therewith shall be calculated in accordance with [**].

         (i) The Parties hereto acknowledge and agree that the right to receive the consideration set forth in Sections 1.2(b) and/or 1.2(c), if any, (i) is an integral part of the consideration provided for in this Agreement, (ii) does not give the Sellers dividend rights, voting rights, liquidation rights, preemptive rights or other rights of holders of Company Stock or Parent ADSs, (iii) shall not be evidenced by a certificate or other instrument, (iv) shall not be assignable or otherwise transferable (other than by operation of law or by will or descent after the death of a natural holder thereof), (v) shall not accrue or pay interest on any portion thereof and (vi) does not represent any right other than the right to receive the consideration set forth in Sections 1.2(b) and/or 1.2(c). Any attempted transfer of the right to a Contingent Payment by any holder thereof (other than as permitted by the immediately preceding sentence) shall be null and void.

     2.  CLOSING DATE, DELIVERY.

         2.1 CLOSING DATE. The closing of the purchase and sale of the Purchased Shares hereunder shall be held after the completion of Adjusted Annex A pursuant to the terms and conditions of this Agreement and on or prior to the second business day after the satisfaction or waiver of all of the conditions to the Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or such later date as the Consenting Sellers, the Company and Buyer may mutually agree upon in writing (the "Closing") at 10:00 a.m. at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019. The date of the Closing is hereinafter referred to as the "Closing Date." The Closing shall be deemed to be effective as of 5:00 p.m., New York City time, on the Closing Date.

         2.2 DELIVERY AT CLOSING.

         (a) Initial Sellers. At the Closing, each Initial Seller shall deliver (or cause to be delivered) to Buyer one or more stock certificates in form and substance reasonably satisfactory to Buyer, registered in such Initial Seller's name, representing the number of Seller's Shares set forth opposite such Initial Seller's name on Adjusted Annex A, duly endorsed or accompanied by duly executed stock powers in blank and having all necessary stock transfer tax stamps affixed thereto at the expense of such Initial Seller in form suitable for transfer of valid title thereto to Buyer free and clear of any lien, pledge, option, security interest, claim, third party right or any other restriction or encumbrance of any nature whatsoever ("Encumbrances") (other than restrictions on transfer under applicable Securities Laws (as defined in Section 4.24) and restrictions on transfer contained in Sections 3 and 5 of the Stockholders' Agreement) against payment of the Individual Closing Consideration payable to such Initial Seller in same day funds by wire transfer per such Seller's wiring instructions (such wire instructions to be delivered in writing to Buyer at least three (3) business days prior to the Closing Date). Payment by Buyer to the Initial Sellers of that portion of the Aggregate Purchase Price payable to such Initial Sellers in accordance with this Section 2.2 shall fully satisfy and discharge Buyer's payment obligations due as of the Closing Date to the Initial Sellers.

         (b) Additional Sellers. Prior to the Closing, each Additional Seller shall place (i) one or more stock certificates, registered in such Additional Seller's name, representing the number of Seller's Shares of such Additional Seller set forth opposite such Additional Seller's name on Adjusted Annex A, duly endorsed or accompanied by duly executed stock powers in blank and having all necessary stock transfer tax stamps affixed thereto at the expense of such Additional Seller in form suitable for transfer of valid title thereto to Buyer free and clear of any Encumbrances (other than restrictions on transfer under applicable Securities Laws and restrictions on transfer contained in Sections 3 and 5 of the Stockholders' Agreement) in custody, for delivery under this Agreement, under the Custody Agreement and/or (ii) a written notice, in form and substance acceptable to the Company, specifying that, effective upon consummation of the transaction contemplated by this Agreement, vested options to purchase shares of Common Stock held by such Additional Seller shall be exercised for that number of Seller's Shares of such Additional Seller set forth opposite such Additional Seller's name on Adjusted Annex A less such number of Seller's Shares represented by stock certificates placed in custody under the Custody Agreement pursuant to clause (i) above, accompanied by duly executed stock powers in blank and having all necessary stock transfer tax stamps affixed thereto at the expense of such Additional Seller in form suitable for transfer of valid title to such Seller's Shares to be issued upon exercise of such vested options to Buyer free and clear of any Encumbrances (other than restrictions on transfer under applicable Securities Laws and restrictions on transfer contained in Sections 3 and 5 of the Stockholders' Agreement) in custody, for delivery under this Agreement, under the Custody Agreement. At the Closing, the Buyer will deliver to the Custodian the Individual Closing Consideration payable to all Additional Sellers in same day funds by wire transfer to an account at a bank acceptable to the Custodian drawn to the order of the Custodian and the Custodian will (i) deliver to the Company the aggregate exercise price for all options placed in custody under the Custody Agreement to be exercised upon consummation of the transaction contemplated by this Agreement and the aggregate amount of any applicable withholding Taxes, (ii) deliver to the Buyer all such Seller's Shares of the Additional Sellers (including Seller's Shares issued upon exercise of options placed in custody under the Custody Agreement) and (iii) deliver to each Additional Seller the consideration payable to such Additional Seller pursuant to Section 1.1 and the Custody Agreement on the Closing Date less the sum of (i) the exercise price for any options placed in custody under the Custody Agreement by such Additional Seller and that were exercised upon consummation of the transactions contemplated hereby and (ii) the amount of any applicable withholding Taxes. Payment by Buyer to the Custodian of that portion of the Aggregate Purchase Price payable to the Additional Sellers in accordance with this Section 2.2 and the Custody Agreement shall fully satisfy and discharge Buyer's payment obligations due as of the Closing Date to the Additional Sellers.

         (c) In the event that additional cash consideration becomes due and payable in connection with a Contingent Payment to the Initial Sellers and the Additional Sellers as set forth in Section 1.2 above, Buyer shall deliver to (i) the Custodian the appropriate amount of cash consideration to be paid to the Additional Sellers pursuant thereto by wire transfer of same day funds per the wiring instructions of the Custodian and the Custodian shall thereafter deliver an amount of such consideration to each Additional Seller, as determined pursuant to Section 1.2, and (ii) each Initial Seller an amount of cash consideration, as determined pursuant to Section 1.2, and paid pursuant thereto by wire transfer of same day funds per the wiring instructions of the Initial Sellers, in the case of (i) and (ii) above, against the applicable Contingent Payment obligation due on the applicable Contingent Payment Date. For purposes of this Section 2.2(c), it is acknowledged and agreed that the Company may serve as the Custodian for purposes of receipt of additional cash consideration, if any, payable to the Additional Sellers as set forth in Section 1.2 above and the payment of such consideration to the Additional Sellers hereunder.

         (d) In the event that additional consideration becomes due and payable in connection with a Contingent Payment to the Initial Sellers and the Additional Sellers as set forth in Section 1.2 above, to the extent such Initial Sellers or Additional Sellers are Accredited Sellers and Buyer elects to make all or a portion of such payment in Parent ADSs, Parent shall deliver to each such Accredited Seller, in accordance with Section 2.2, one or more certificates representing the appropriate number of validly issued, fully paid and nonassessable Parent ADSs free and clear from any Encumbrances and registered in the names of such Accredited Sellers on the applicable Contingent Payment Date.

         2.3 FURTHER ACTIONS. Each of the Sellers, the Company, Buyer and, solely with respect to its obligations under this Agreement, Parent, hereby covenants and agrees without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

     3. REPRESENTATIONS AND WARRANTIES OF EACH SELLER. Each Seller hereby severally, and not jointly, represents and warrants, as of the date hereof and as of the Closing Date, to Buyer as follows:

         3.1 STOCK OWNERSHIP. Such Seller is or, with respect to shares of Common Stock that will be issued upon such Seller's exercise of outstanding options to purchase such shares of Common Stock, will be, when such options are duly exercised and such shares of Common Stock are issued, the beneficial, legal and record owner of such Seller's Shares and has or, when such options are duly exercised and such shares of Common Stock are issued, will have, good, valid and marketable title thereto, free and clear of any Encumbrances, except (i) restrictions on transfer under applicable Securities Laws and (ii) restrictions on transfer of such Seller's Shares contained in Sections 3 and 5 of the Second Amended and Restated Stockholders' Agreement (as defined in Section 3.7), to the extent such Seller is bound thereby. Upon consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to such Seller's Shares, free and clear of any Encumbrances, except (i) restrictions on transfer under applicable Securities Laws and (ii) restrictions contained in Sections 3 and 5 of the Stockholders' Agreement.

         3.2 AUTHORITY; EXECUTION AND DELIVERY. Such Seller has the full power, capacity and authority to enter into this Agreement and execute the Stockholder Consent (as defined in Section 12.15(a)) (to the extent such Seller is a signatory thereto) and to sell such Seller's Shares in accordance with the terms hereof sufficient to convey to Buyer good, valid and marketable title to said Seller's Shares, free and clear of any Encumbrances, except (i) restrictions on transfer under applicable Securities Laws and (ii) restrictions on transfer contained in Sections 3 and 5 of the Stockholders' Agreement. This Agreement and the Stockholder Consent (to the extent such Seller is a signatory thereto) have been, and the Stockholders' Agreement and Custody Agreement (in the case of an Additional Seller) will be, when executed and delivered by such Seller, duly authorized, executed and delivered by such Seller and constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as (i) the enforcement hereof or thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (B) equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses and (ii) to the extent indemnification provisions contained in this Agreement or the Stockholders' Agreement may be limited by applicable Securities Laws.

         3.3 NO CONFLICT. Neither the execution, delivery and performance by such Seller of this Agreement, the Stockholders' Agreement, the Custody Agreement (in the case of an Additional Seller) or the Stockholder Consent (to the extent such Seller is a signatory thereto), nor the consummation by such Seller of the transactions contemplated hereby or thereby, nor compliance by such Seller with any of the provisions hereof or thereof, will (i) result in the creation of any Encumbrance other than pursuant to this Agreement and the Ancillary Agreements (as defined in Section 4.4) upon such Seller's Shares under any of the terms, conditions or provisions of any agreement, document, instrument, contract (whether oral or written), license, note, indenture, mortgage, lease, sublease or other legally binding instrument ("Contract") to which such Seller is a party or by which such Seller or such Seller's Shares may be bound or affected, or (ii) violate or conflict with any judgment, injunction, ruling, charge, order or decree ("Judgment") applicable to such Seller or such Seller's Shares or any statute, law, rule, ordinance, code, or regulation of any federal, state, local, municipal or foreign government and all agencies thereof ("Applicable Law") applicable to such Seller or such Seller's Shares, or result in a breach of, or entitle any party to terminate or call a default with respect to any material Contract applicable to such Seller or any Contract applicable to such Seller's Shares.

         3.4 NO OTHER AGREEMENTS TO SELL PURCHASED SHARES. Other than pursuant to this Agreement and the Ancillary Agreements, such Seller has no legal obligation, absolute or contingent, to any other individual, corporation, partnership, trust, limited liability company, association, joint venture, or any similar entity (each, a "Person") or Governmental Entity (as defined in Section 3.5) to (i) sell such Seller's Shares or, if applicable, options to purchase shares of Common Stock that will comprise Seller's Shares (other than distributions to such Seller's partners or beneficial owners of the proceeds from the sales contemplated hereby, if any, pursuant to such Seller's contractual obligations or institutional policies), (ii) issue, sell or otherwise transfer any capital stock or any security convertible into or exchangeable for capital stock of the Company, or (iii) enter into any agreement with respect to any of the foregoing.

         3.5 CONSENTS. No consents, approvals or authorizations ("Consents") of,
(i) or registration, qualification, designation, declaration, notification or filing with, any federal, state, local, municipal or foreign court of competent jurisdiction, governmental agency, authority, instrumentality, regulatory body, stock market or stock exchange (each a "Governmental Entity") or (ii) any party to any Contract to which such Seller is a party or by which it is bound, is required in connection with the sale by such Seller of such Seller's Shares or required on the part of such Seller in connection with the valid execution, delivery or performance of this Agreement, the Stockholders' Agreement, the Custody Agreement (in the case of an Additional Seller) and the Stockholder Consent (to the extent such Seller is a signatory thereto) by such Seller or the consummation of the transactions contemplated hereby or thereby, except (A) as may be required pursuant to Securities Laws which registrations, qualifications, designations, declarations, notifications or filings, if required, shall be accomplished by such Seller prior to Closing, (B) as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") or the EC Regulation or any other similar foreign antitrust or trade regulation laws to the extent applicable to such Seller or (C) such Consents of (x) or registrations, qualifications, designations, declarations, notifications or filings with, any Governmental Entity or (y) any parties to any Contract to which such Seller is a party or by which such Seller is bound, in the case of this clause (C), the failure of which Consents to obtain, or registrations, qualifications, designations, declarations, notifications or filings to make, would not be reasonably likely to materially and adversely affect the ability of the Parties to consummate the transactions contemplated hereby.

         3.6 OFFERING. Subject to the accuracy of Buyer's representations set forth in Section 5 of this Agreement, the offer and sale by such Seller of such Seller's Shares in conformity with the terms of this Agreement constitutes a transaction that is: (i) in full compliance with all Applicable Laws applicable to such Seller or such Seller's Shares and (ii) exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements, other than those with which such Seller has complied or will comply with prior to Closing. Such Seller or any authorized agent acting on its behalf has not taken any action, or permitted any action to be taken on its behalf, that violates or conflicts with Securities Laws in respect of such Seller's Shares or that would cause the loss of any exemption applicable to the transactions contemplated by this Agreement or would require such Seller's sale of the Seller's Shares or the issuance of Parent ADSs to be registered pursuant to Applicable Law.

         3.7 QUALIFIED PRIVATE OFFERING. The transaction contemplated by this Agreement shall constitute a Qualified Private Offering (as defined in the Company's Certificate of Incorporation, as amended (the "Current Certificate"), and Second Amended and Restated Stockholders' Agreement dated April 24, 2001, by and between the Company and the other parties thereto, as amended (the "Second Amended and Restated Stockholders' Agreement")), in accordance with the terms of the Current Certificate and the Second Amended and Restated Stockholders' Agreement.

         3.8 ACCREDITED SELLERS. In addition to the other representations and warranties contained in Section 3, each Accredited Seller hereby severally, and not jointly, further represents and warrants, as of the date hereof and as of the Closing Date, to Buyer and Parent as follows:

         (a) Purchase Entirely for Own Account. This Agreement is made with such Seller in reliance upon such Seller's representation to Buyer and Parent, which by such Seller's execution of this Agreement such Seller hereby confirms, that the Parent ADSs, if any, to be received by such Seller will be acquired for investment for such Seller's own account (or the account of its Affiliates (as defined in Section 12.15(a)) or general partners, limited partners, retired partners, shareholders (of a Person not subject to the Exchange Act (as defined in Section 4.24)), managers, retired managers, members, retired members and any of its other beneficial owners), not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (other than distributions required pursuant to contractual obligations contained in such Seller's organizational or operational documents or pursuant to such Seller's institutional policies) in violation of any Applicable Law, and that, such Seller has no present intention of selling, granting any participation in or otherwise distributing the same in violation of any Applicable Law. By executing this Agreement, such Seller represents that, other than pursuant to this Agreement, such Seller does not have any Contract with any Person to purchase or otherwise acquire from such Person or to any third person any of the Parent ADSs in violation of any Applicable Law.

         (b) Disclosure of Information. Such Seller represents that it has had an opportunity to ask questions and receive answers from Buyer and Parent and review and discuss with Buyer and Parent information regarding the terms and conditions of its receipt of Parent ADSs, if any, and the business, properties, prospects and financial condition of Parent.

         (c) Investment Experience. Such Seller is an investor in securities of developed companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in Parent ADSs. If other than an individual, such Seller also represents it has not been organized for the purpose of acquiring Parent ADSs, if any.

         (d) Accredited Seller. Such Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act, as presently in effect.

         (e) Restricted Securities. Such Seller understands that, unless a Registration Statement is in effect with respect to Parent ADSs at the time of issuance, the Parent ADSs, if any, it is purchasing are characterized as "restricted securities" under the applicable Securities Laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such Parent ADSs may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering such Parent ADSs or an available exemption from registration under the Securities Act, such Parent ADSs must be held indefinitely. In this connection, such Seller represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         (f) Sellers' Counsel. Such Seller acknowledges that such Seller has had the opportunity to review this Agreement and the Ancillary Agreements, the exhibits and the schedules attached hereto and the transactions contemplated hereby and thereby with such Seller's own legal counsel. Such Seller is relying solely on such Seller's legal counsel and not on any statements or representations of Parent or Buyer (other than those representations set forth in Section 5) or any of Parent's or Buyer's agents, including Dewey Ballantine LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement and the Ancillary Agreements.

         3.9 DISCLOSURE STATEMENT. None of the information to be supplied by such Seller expressly for inclusion in the Disclosure Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 3.9 will not apply to any other information included in the Disclosure Statement (or other information omitted to be included in the Disclosure Statement).

         3.10 STOCKHOLDER APPROVAL. Each such Seller which is a signatory to the Stockholder Consent has delivered such Stockholder Consent to the Company on or prior to the date hereof to approve the matters, actions and transactions contemplated therein.

         3.11 RELIANCE. Such Seller understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by Buyer and Parent.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants, as of the date hereof and as of the Closing Date, to Buyer as follows, except as set forth herein or in the disclosure schedule provided by the Company to Buyer on the date of this Agreement (the "Company Disclosure Schedule"), which schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 4:

         4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, to enter into this Agreement and the Ancillary Agreements and to carry out its obligations hereunder and thereunder. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or property makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to result in a Company Material Adverse Effect (as defined in Section 12.15(a)). Section 4.1 of the Company Disclosure Schedule sets forth each jurisdiction in which the Company is duly qualified to transact business. The Company has delivered or made available to Buyer true, correct and complete copies of the Current Certificate and the Company's by-laws (the "By-laws"), each as in effect on the date hereof.

         4.2 CAPITALIZATION AND VOTING RIGHTS.

         (a) The authorized capital of the Company as of the date hereof consists of:

         (i) Preferred Stock. 27,908,743 shares of Preferred Stock (as defined in Section 12.15(a)), of which (A) 12,413,793 shares have been designated Series A Convertible Preferred Stock (as defined in Section 12.15(a)), all of which are issued and outstanding, (B) 5,555,556 shares have been designated Series B Convertible Preferred Stock (as defined in Section 12.15(a)), all of which are issued and outstanding and (C) 9,939,394 shares have been designated Series C Convertible Preferred Stock (as defined in
     Section 12.15(a)), 8,888,890 of which are issued and outstanding.

         (ii) Common Stock. 123,091,257 shares of Common Stock, of which 7,676,194 shares are issued and outstanding.

         (b) Upon the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, each share of Series A Convertible Preferred Stock shall convert into one share of Common Stock, each share of Series B Convertible Preferred Stock shall convert into one share of Common Stock, each share of Series C

Convertible Preferred Stock shall convert into the number of shares of Common Stock as determined by the provisions of the Current Certificate and each outstanding warrant (except options issued pursuant to a founder's stock restriction agreement, an employment agreement, a consulting agreement or the Company's 1998 Equity Incentive Plan, as amended (the "Plan")) to purchase shares of capital stock of the Company shall expire.

         (c) As of the date hereof, (i) options to purchase 2,500,938 shares of Common Stock are currently outstanding, of which (x) options to purchase 884,160 shares of Common Stock are vested as of March 19, 2003 and (y) options to purchase 1,616,778 shares of Common Stock are not vested as of March 19, 2003,
(ii) warrants to subscribe for 5,333,334 shares of Common Stock are currently outstanding, (iii) 269,817 restricted stock awards are outstanding, and (iv) an aggregate of 369,566 options, restricted stock awards or other rights to acquire capital stock of the Company shall vest or accelerate upon the consummation of the transactions contemplated by this Agreement. Except as set forth in the immediately preceding sentence, there are: (i) no outstanding options (vested or unvested), warrants, rights (including conversion, preemptive or other rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company; (ii) no restrictions on the transfer of capital stock of the Company imposed by the Current Certificate, By-laws, any agreement to which the Company is a party (other than the Second Amended and Restated Stockholders' Agreement), any Judgment applicable to the Company, any Governmental Entity or any Applicable Law (other than (x) applicable Securities Laws restrictions or
(y) with respect to applicable requirements of the HSR Act, EC Regulation and any other similar foreign antitrust or trade regulation laws applicable to the Company); (iii) no cumulative voting rights for any of the Company's capital stock; (iv) no registration rights under the Securities Act with respect to shares of the Company's capital stock other than those contained in the Second Amended and Restated Stockholders' Agreement; and (v) to the Company's knowledge, other than pursuant to this Agreement and the Second Amended and Restated Stockholders' Agreement, no options or other rights to purchase shares of capital stock from stockholders of the Company granted by such stockholders. The Company has reserved up to 1,393,731 shares of its Common Stock (it being understood that any shares of Common Stock subject to options and other awards outstanding on the date hereof that expire or terminate unexercised or any restricted stock repurchased by the Company shall increase such maximum number of shares reserved for issuance in the future pursuant to the Plan) for the issuance of Common Stock, restricted stock and other stock-based awards pursuant to the exercise of options and other awards to be granted in the future pursuant to the Plan. Section 4.2(c) of the Company Disclosure Schedule sets forth as of the date of this Agreement (i) the name of each holder of options to purchase shares of Common Stock, the exercise price of each such option, the number of shares of Common Stock issuable upon exercise of such option and the number of options held by such holder that have vested as of March 19, 2003 and the vesting schedule for options not vested as of March 19, 2003; (ii) the name of each holder of restricted stock, the number of restricted shares of Company Stock held by such holder, the number of restricted shares of Company Stock held by such holder that have vested as of the date hereof and the vesting schedule for the restricted Common Stock not vested as of the date hereof; (iii) the name of each holder of stock-based awards (other than options to purchase shares, and restricted shares, of Common Stock), the number of shares or units of such stock-based awards held by such holder, whether such stock-based awards are vested or unvested and, to the extent such stock-based awards are unvested, the vesting schedule thereof; and (iv) the number of options, and the names of the holders thereof, that will vest as a result of the consummation of the transactions contemplated in this Agreement and the Ancillary Agreements.

         (d) The Company is not a party or subject to any Contract relating to, and to the Company's knowledge there is no Contract between any Person which affects or relates to, the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company other than the Current Certificate and the Second Amended and Restated Stockholders' Agreement.

         4.3 SUBSIDIARIES.

         (a) The Company has never owned and does not presently own or control, directly or indirectly, any corporation, partnership, limited liability company, association, joint venture or similar entity and has never owned or controlled and does not currently own or control, directly or indirectly, any capital stock or other ownership interest, directly or indirectly, in any corporation, partnership, limited liability company, association, joint venture or similar entity. Each Subsidiary (as defined in Section 12.15(a)) is duly organized, validly existing and in good standing (or, if "good standing" is not applicable in the jurisdiction in which such Subsidiary is organized, an equivalent status, if any) under the laws of its jurisdiction or organization and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, except where the failure of a Subsidiary to be so qualified or be in good standing (or equivalent status, if any) would not reasonably be expected to result in a Company Material Adverse Effect. Section 4.3(a) of the Company Disclosure Schedule sets forth each jurisdiction in which each Subsidiary is duly qualified to transact business. Each of the Subsidiaries has the corporate power to own its properties and to carry on its business as now conducted and as currently proposed to be conducted. The Company has delivered or made available to Buyer true, correct and complete copies of the certificates of incorporation and by-laws of each domestic Subsidiary or other similar organizational or operational documents of each foreign Subsidiary.

         (b) All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and, other than director qualifying shares, are owned by the Company or a wholly-owned Subsidiary free and clear of any Encumbrances, other than with respect to applicable Securities Laws.

         (c) Other than director qualifying shares, there are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, capital stock of any Subsidiary, or subscriptions, options, warrants, convertible securities, other rights or Contracts of any character relating to the capital stock of any Subsidiary.

         (d) No Subsidiary is a member of (nor is any part of its business conducted through) any partnership, nor is it a participant in any joint venture or similar arrangement.

         (e) Other than with respect to director qualifying shares, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

         (f) Section 4.3(f) of the Company Disclosure Schedule sets forth a complete and accurate list of the number of director qualifying shares relating to any Subsidiary and the names of the holders thereof.

         4.4 AUTHORIZATION, EXECUTION AND DELIVERY. All corporate action on the part of the Company, its officers, directors and stockholders (including the Consent of the holders of Company Stock set forth in Section 4.7 of the Company Disclosure Schedule) necessary for the (i) authorization, execution and delivery of this Agreement, the Development, License and Commercialization Agreement, to be executed on the Closing Date (as executed on such Closing Date, without giving effect to any subsequent amendments thereto, the "Development, License and Commercialization Agreement"), in the form of Exhibit C attached hereto, the Master Manufacturing and Supply Agreement, to be executed on as of the Closing Date (the "Supply Agreement"), in the form of Exhibit D attached hereto, the Stockholders' Agreement, to be executed on the Closing Date (the "Stockholders' Agreement"), in the form of Exhibit E attached hereto, and the Credit Agreement, dated as of the date hereof, by and between the Company, as borrower, and Buyer, as lender (the "Credit Agreement"), any other agreement executed by the Company in connection with the transactions contemplated hereby or thereby (the Development, License and Commercialization Agreement, Supply Agreement, Stockholders' Agreement, Credit Agreement and such other agreements, collectively the "Ancillary Agreements"), the Company's (x) Restated Certificate of Incorporation (the "Restated Certificate of Incorporation (Alternative 1)"), in the form of Exhibit F attached hereto and (y) Restated Certificate of Incorporation (the "Restated Certificate of Incorporation (Alternative 2)"), in the form of Exhibit G attached hereto (each, a "Restated Certificate" and, together, the "Restated Certificates"), the Amended and Restated By-laws of the Company, in the form of Exhibit H attached hereto (the "Amended and Restated By-laws"), and (ii) authorization of the actions of the Company contemplated by the Stockholder Consent, and, in the case of clauses (i) and (ii) above, the performance of the obligations of the Company contemplated hereby and thereby have been taken, or will be taken prior to Closing. This Agreement and the Credit Agreement have been, and the other Ancillary Agreements will be prior to Closing, validly executed and delivered, and the actions contemplated by the Stockholder Consent, to the extent such actions are applicable to, or required on the part of, the Company, have been validly authorized, by the Company and, assuming this Agreement and each Ancillary Agreement constitute valid and legally binding obligations of Buyer and the other parties thereto, constitute or will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as the enforcement hereof or thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (B) equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses, or (ii) to the extent the indemnification provisions contained in the Stockholders' Agreement or this Agreement may be limited by applicable Securities Law.

         4.5 NO CONFLICT. Subject to compliance with the applicable requirements of the HSR Act, EC Regulation and any other similar foreign antitrust or trade regulation laws applicable to the Company and, in the case of (a), (b) and (c) below, stockholder approval and adoption of the Restated Certificates and the Amended and Restated By-laws, and the filing of the appropriate Restated Certificate (as determined pursuant to Section 6.7) with the Secretary of State of the State of Delaware, neither the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, nor the authorization of and performance by the Company of the actions contemplated by the Stockholder Consent, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor the compliance by the Company with any of the provisions hereof or thereof, will:

         (a) violate or conflict with any Applicable Law applicable to the Company or any Subsidiary or Judgment applicable to the Company or any Subsidiary;

         (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material Contract to which the Company is a party or under which the Company or any of its assets is bound or affected;

         (c) conflict with or violate any provision of the Current Certificate or By-laws; or

         (d) result in the creation of any Encumbrance upon (i) any of the properties or assets of the Company or any Subsidiary (except as contemplated by the Credit Agreement) or (ii) to the knowledge of the Company, any of the Purchased Shares.

         4.6 VALID ISSUANCE OF STOCK. When originally issued, sold and delivered by the Company, the Purchased Shares were, and the capital stock of the Company into which such Purchased Shares are convertible or exchangeable, if any, when such capital stock is issued upon such conversion or exchange, as the case may be, will be, duly authorized, validly issued, fully paid and nonassessable.

         4.7 CONSENTS. No Consents of, (i) or registration, qualification, designation, declaration, notification or filing with, any Governmental Entity or (ii) any party to any Contract to which the Company or any Subsidiary is a party or by which it is bound, other than with respect to stockholder approval and adoption of the Restated

Certificates and the Amended and Restated By-laws, and the filing of the appropriate Restated Certificate (as determined pursuant to Section 6.7) with the Secretary of State of the State of Delaware, (x) is required in connection with the valid execution, delivery or performance of this Agreement or the Ancillary Agreements by, or (y) was required in connection with the valid authorization, and performance of the actions contemplated by the Stockholder Consent, to the extent such actions are applicable to, or require action on the part of, the Company or the consummation of the transactions contemplated hereby or thereby, except (A) as may be required pursuant to Securities Laws, which registrations, qualifications, designations, declarations, notifications or filings, if required, shall be accomplished by the Company prior to Closing, (B) as may be required pursuant to the HSR Act or the EC Regulation or any other similar foreign antitrust or trade regulation laws to the extent applicable to the Company or (C) such Consents of (x) or registrations, qualifications, designations, declarations, notifications or filings with, any Governmental Entity or (y) any parties to any Contract to which the Company is a party or by which the Company is bound, in the case of this clause (C), the failure of which Consents to obtain, or registrations, qualifications, designations, declarations, notifications or filings to make, would not reasonably be expected to result in a Company Material Adverse Effect.

         4.8 ABSENCE OF CHANGES. From the Balance Sheet Date (as defined in
Section 12.15(a)) through the date of this Agreement, the Company has conducted its business in the ordinary course and there has not been: (i) a Company Material Adverse Effect, (ii) any material asset or property of the Company or any Subsidiary made subject to an Encumbrance of any kind, (iii) any waiver of any material right of the Company or any Subsidiary, or the cancellation, payment or discharge of any material debt or claim held by the Company or any Subsidiary, or the incurrence, guarantee, assumption or creation of any Indebtedness (as defined in Section 12.15(a)) by the Company or any Subsidiary, resulting in aggregate Indebtedness of the Company and its Subsidiaries, in excess of $250,000, (iv) any mortgage, pledge, sale, lease, license, assignment or transfer of any material tangible or intangible assets of the Company or any Subsidiary, except in the ordinary course of business, (v) any loan by the Company to, or any loan to the Company from any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor except for travel advances not in excess of (x) $30,000, in the case of the Chief Executive Officer of the Company, and (y) $15,000, in the case of all others, (vi) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Company or any Subsidiary, (vii) any material change in the accounting methods or practices followed by the Company, except to conform to changes in GAAP (as defined in Section 4.18), (viii) any purchase by the Company or any Subsidiary of assets, other than in the ordinary course of business, or capital stock of another Person or any agreement by the Company or any Subsidiary to merge or consolidate with another Person, (ix) any grant by the Company or any Subsidiary of licenses or sublicenses of, or material modification of, any rights under or with respect to any Intellectual Property (as defined in Section 4.11(a)), or any settlement regarding any infringement, misappropriation or alleged infringement or misappropriation of rights in any Intellectual Property, (x) any issuance, sale or other disposition or authorization thereof by the Company or any Subsidiary of any of its capital stock or other securities, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exercise or exchange) any of its capital stock or other securities, other than under the Plan, (xi) any declaration, set aside or payment by the Company or any Subsidiary of any dividend or distribution with respect to its capital stock, other than with respect to Series C Convertible Preferred Stock, or, directly or indirectly, any redemption, purchase, or other acquisition by the Company or any Subsidiary of any of its capital stock, (xii) any employment contracts or collective bargaining agreements, written or oral, entered into between the Company or any Subsidiary and its directors, officers, employees or independent contractors or material modifications of the terms of any existing contracts or agreements or other material changes in employment or compensation terms for any of its directors, officers, employees or independent contractors, nor has there been any labor difficulties or claims of unfair labor practices involving the Company or any Subsidiary, (xiii) any amendment, modification, acceleration, waiver, termination or cancellation of any terms of any material Contract (or series of related material Contracts) to which the Company or any Subsidiary is a party or by which it is bound, (xiv) any conduct of business which is outside the ordinary course or (xv) any agreement or understanding by the Company or any Subsidiary to do any of the foregoing.

         4.9 LITIGATION. Since January 1, 2000, there have been no, and there currently are no, material actions, suits, hearings, grievances, arbitrations, proceedings or investigations of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator ("Proceedings") or, to the Company's knowledge, currently threatened against the Company or any Subsidiary or any of their respective assets or properties. There is no Proceeding pending, or to the Company's knowledge, currently threatened against a stockholder, officer, director, key employee or founder of the Company in his, her or its capacity as such. To the knowledge of the Company, there has not occurred any event nor does there exist any condition on the basis of which any material Proceeding involving the Company might properly be instituted and there is no reasonable basis for any such Proceeding. To the Company's knowledge, there are no, and since January 1, 2000 there have not been any, Proceedings involving the employment by or with the Company or any Subsidiary of any of the Company's current or former employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or alleging a violation of any Applicable Law with respect to their relationship with the Company or any Subsidiary. There is no material Proceeding by the Company currently pending and the Company does not currently intend to initiate any material Proceeding.

         4.10 EMPLOYEES AND CONSULTANTS.

         (a) To the Company's knowledge, none of its officers, employees or consultants and none of the officers, employees or consultants of any Subsidiary is obligated under any Contract, or subject to any Judgment applicable to such persons that would interfere with such person's ability to promote the interests of the Company or such Subsidiary or that would conflict with the Company's or such Subsidiary's business as proposed to be conducted. The execution, delivery and performance of this Agreement and the Ancillary Agreements, the carrying on of the Company's business or the business of any Subsidiary by the officers, employees or consultants of the Company or such Subsidiary, the conduct of the Company's business or the business of any Subsidiary as proposed, (i) do not, and to the Company's knowledge, will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material Contract to which the Company or any Subsidiary is a party under which any of such officers, employees or consultants is now obligated and (ii) to the Company's knowledge, do not and will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material Contract to which neither the Company nor any Subsidiary is a party under which any of such officers, employees or consultants is now obligated.

         (b) Each officer or employee of, or consultant to, the Company and any Subsidiary, who has access to confidential or proprietary information of the Company or any Subsidiary, is a signatory to, and is bound by, an agreement with the Company or such Subsidiary relating to confidentiality, nondisclosure, proprietary information and assignment of patent, copyright and other intellectual property rights.

         (c) To the Company's knowledge, no officer or employee of, or consultant to, the Company or any Subsidiary is in violation of any material term of any employment contract, consulting agreement, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement or any other Contract including, but not limited to, those matters relating to (i) the relationship of any such employee with the Company or to any other party as a result of the nature of the Company's business as currently conducted, or (ii) unfair competition, Trade Secrets (as defined in Section 4.11(a)) or proprietary information, and to the Company's knowledge, the continued employment or engagement of the Company's or any Subsidiary's officers, employees and consultants does not subject the Company or any Subsidiary or Buyer to any liability with respect to any of the foregoing matters.

         (d) The Company does not believe it is or will be necessary to utilize any Trade Secrets of any of its employees or employees of any Subsidiary (or people it currently intends to hire) made prior to their employment by the Company or any such Subsidiary.

         (e) Since the Balance Sheet Date, the Company and each Subsidiary has employed employees sufficient to conduct its business as currently conducted and since such time no officer or key employee of the Company or any of its Subsidiaries has terminated his employment with the Company or any such Subsidiary or, to the knowledge of the Company, advised the Company or any of its Subsidiaries (orally or in writing) that such person intends to terminate employment with the Company or any such Subsidiaries and the Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, except to the extent such termination of the employment of any of the foregoing would not reasonably be expected to result in a Company Material Adverse Effect, nor does the Company have any present intention to, or cause any Subsidiary to, terminate the employment of any of the foregoing. As of the date hereof, to the Company's knowledge, the key employees are available to commit their full-time employment efforts to the business of the Company or the Subsidiaries.

         4.11 INTELLECTUAL PROPERTY.

         [**]

         4.12 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any Subsidiary has taken any action that conflicts with, constitutes a default under, or results in a violation of, any provision of the Current Certificate, the By-laws (or, with respect to foreign Subsidiaries, other similar organizational or operational documents of such foreign Subsidiary) or a Judgment applicable to the Company or any Subsidiary.

         4.13 RELATED PARTY AGREEMENTS; OTHER ACTION

         (a) There are no agreements, understandings, transactions or proposed transactions between the Company or any of its Subsidiaries and, directly or indirectly, any of their respective officers, directors, stockholders, or any Affiliate thereof, other than this Agreement, the Ancillary Agreements and the Second Amended and Restated Stockholders' Agreement.

         (b) Neither the Company nor any Subsidiary has admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

         4.14 MATERIAL CONTRACTS AND OBLIGATIONS.

         (a) As of the date hereof, Section 4.14(a) of the Company Disclosure Schedule sets forth a true, complete and accurate list (or summaries as to oral contracts) of all of the following Contracts to which the Company or any Subsidiary is a party or by which any of their assets is bound, all:

         (i) Contracts for the purchase or sale of services, materials, products or supplies which involve aggregate payments by the Company or any Subsidiary of more than one hundred thousand dollars ($100,000) for each such Contract or involve aggregate payments to the Company or any Subsidiary of more than one hundred thousand dollars ($100,000) for each such Contract;

         (ii) Contracts or arrangements providing for stock options or stock purchases, bonuses, pensions, deferred or incentive compensation, retirement or severance payments, profit-sharing, insurance or other benefit plans or programs for any founder, officer, consultant, director or employee of the Company or any of the Subsidiaries other than pursuant to the Plan;

         (iii) Contracts for construction or for the purchase of real estate, improvements, fixtures, equipment, machinery and other items which under

     GAAP constitute capital expenditures and involve aggregate payments by the Company or any Subsidiary in excess of seventy-five thousand dollars ($75,000);

         (iv) Contracts relating to the rental or use of equipment, vehicles, other personal property or fixtures, except for Contracts individually involving payment of annual rentals or sums less than fifty thousand dollars ($50,000) and in the aggregate for the Company or any of the Subsidiaries less than one hundred thousand dollars ($100,000);

         (v) Contracts relating in any way to Indebtedness, except in each case for Contracts individually involving less than seventy-five thousand dollars ($75,000);

         (vi) Contracts substantially restricting the Company or any Subsidiaries from engaging in any line of business or competing with any Person or in any geographical area, or from using or disclosing any information in its possession other than customary confidentiality and non-disclosure agreements entered into in the ordinary course of business;

         (vii) material license and sublicense agreements with respect to Intellectual Property, either as licensor, licensee, sublicensor or sublicensee, other than licenses for "off-the-shelf" software used for information management and general office tasks;

         (viii) material joint venture or collaboration Contracts and other Contracts involving a sharing of profits, revenue or cash flow;

         (ix) Contracts not made in the ordinary course of its business;

         (x) written Contracts for services with any officer, consultant, director or employee and any such oral Contracts which are not terminable at will by the Company or any Subsidiaries, other than consulting agreements involving the annual payment of less than twenty thousand dollars ($20,000);

         (xi) Contracts pursuant to which the Company or any Subsidiary is subject to material indemnification obligations; and

         (xii) other material Contracts.

         (b) As of the date hereof, the Company is not engaged in any negotiations with respect to material Contracts that the Company reasonably expects will lead to execution of any such Contract. All Contracts required to be disclosed to Buyer pursuant to this Section 4.14 are valid, binding and in full force and effect as to the Company or a Subsidiary, and neither the Company nor, to the Company's knowledge, any other party thereto, is in material breach or violation of, or material default under, nor, to the knowledge of the Company, is there any reasonable basis for a claim of such breach or violation by the Company or such default by the Company or Subsidiaries under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a material breach, violation or default by the Company or Subsidiaries thereunder. To the knowledge of the Company, all other parties to such Contracts are in material compliance with the terms and obligations of such Contracts. The Company has furnished or made available to Buyer a true, complete and correct copy of all written Contracts, including all amendments thereto, listed in
Section 4.14(a) of the Company Disclosure Schedule.

         4.15 OWNED REAL PROPERTY. Neither the Company nor any Subsidiary owns, nor has ever owned, any real property.

         4.16 TITLE TO PROPERTY AND ASSETS. The Company and each Subsidiary has good and valid title to all of its assets, free and clear of all Encumbrances, except as would not reasonably be expected to result in a Company Material Adverse Effect. Each lease of real or personal property to which the Company or any Subsidiary is a party is in full force and effect, affords the Company and such Subsidiary, as the case may be, peaceful and undisturbed possession of the subject matter of the lease, and is free of any material Encumbrances. Each such lease constitutes a valid and binding obligation of and, to the Company's knowledge, is enforceable in accordance with its terms against, the respective parties thereto. With respect to the leased property and assets that are material to the Company and each Subsidiary, the Company and such Subsidiary is in compliance in all material respects with such leases, has not received notice of any allegations that they are in and, to the Company's knowledge no event has occurred which, with the giving of notice or the lapse of time, or both, would be, in default thereunder in any material respect and hold a valid leasehold interest free of any Encumbrances. The Company has furnished or made available to Buyer a true, complete and correct copy of all leases, including, all amendments thereto, listed in Section 4.16 of the Company Disclosure Schedule. This Section 4.16 shall not be deemed to be a representation and warranty with respect to the subject matter of Section 4.11 (Intellectual Property).

         4.17 SUFFICIENCY OF PROPERTY AND ASSETS. The real and personal property and assets owned, leased by or licensed to the Company and each Subsidiary and used in the operation or conduct of business of the Company or such Subsidiaries, constitute all of the material real and personal properties and assets, tangible and intangible (other than with respect to such property which is the subject matter of Section 4.11 (Intellectual Property)), which are necessary in the current operation or conduct of their business and such property or assets are in good condition and repair, except as would not reasonably be expected to result in a Company Material Adverse Effect.

         4.18 FINANCIAL STATEMENTS. Set forth in Section 4.18(a) of the Company Disclosure Schedule are the Company's audited Consolidated Statements of Operations, Consolidated Statements of Shareholders' Deficit and Comprehensive Loss and Consolidated Statements of Cash Flow, in each case for the years ended December 31, 2000, 2001 and 2002 and its audited Consolidated Balance Sheets as of December 31, 2001 and 2002 (the "Financial Statements"). The Company has delivered to Buyer its unaudited Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Shareholders' Deficit and Comprehensive Loss and

Consolidated Statements of Cash Flow as of and for all quarterly periods in 2001 and 2002. Set forth in Section 4.18(b) of the Company Disclosure Schedule are true, correct and complete copies of the Company's fiscal year 2003 annual budget (the "2003 Annual Budget"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles and practices as in effect from time to time and applied on a consistent basis throughout the periods indicated ("GAAP") and fairly present, in all material respects, the financial condition operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities (matured or unmatured, contingent or otherwise), other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2002, (ii) obligations and liabilities of the type not required under GAAP to be reflected in the Financial Statements and (iii) liabilities, individually or in the aggregate, which are not material to the financial condition or operating results of the Company. The Company maintains and consistently applies a standard system of accounting established and administered in accordance with GAAP.

         4.19 EMPLOYEE BENEFIT PLANS

         (a) Section 4.19(a) of the Company Disclosure Schedule contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA and sometimes referred to herein as "Welfare Plans") and each other "Benefit Plan" (defined herein as any Pension Plan, Welfare Plan and any other plan, fund, program, arrangement or agreement (including any employment or consulting agreement) to provide employees, directors, independent contractors, consultants, officers or agents with medical, health, life, bonus, stock or stock-based right (option, ownership or purchase), retirement, deferred compensation, severance, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits) maintained, or contributed to, or required to be contributed to, by the Company or any Subsidiary for the benefit of any current or former independent contractors, consultants, agents, employees, officers or directors of the Company or any Subsidiary. The Company has no present commitments to pay any employees, directors, independent contractors, consultants, officers or agents of the Company or any Subsidiary any bonus for the current fiscal year whether upon the achievement of any performance target or otherwise. Section 4.19(a) of the Company Disclosure Schedule contains a brief description of (i) the Company's historical bonus plan or arrangements (whether written or oral) pursuant to which any employees, directors, independent contractors, consultants, officers or agents of the Company or any Subsidiary received a bonus payment of any kind for services rendered during the fiscal years ended December 31, 2001 and December 31, 2002 and the amounts actually received by such employees, directors, independent contractors, consultants, officers or agents for such periods and (ii) the amount of cash payments that will or could become payable and the individuals who will or might receive such payments upon the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. The Company has delivered or made available to Buyer true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Benefit Plan; (v) a list of all assets and liabilities of, allocated to or accounted for separately with respect to every Benefit Plan (including insurance contracts associated with every Benefit Plan regardless of whether any current cash value exists); and (vi) the most recent determination letter from the Internal Revenue Service, if any.

         (b) Each Benefit Plan has been established, funded, maintained and administered in all material respects in accordance with its terms and is in material compliance with the applicable provisions of ERISA, the Code (as defined in Section 12.15(a)), all other Applicable Law applicable to the Company or any Company Benefit Plan.

         (c) All Pension Plans have been the subject of favorable and up-to-date (through any applicable remedial amendment period) determination letters from the Internal Revenue Service, or a timely application therefor has been filed or will be filed, to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification.

         (d) None of the Company, nor any Subsidiary, nor any other Person that, together with the Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code has (i) maintained, sponsored or been required to contribute to a plan subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code or (ii) been required at any time or is required currently to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

         (e) Neither the Company nor any Subsidiary has any liability for life, health, medical or other welfare benefits for former employees or beneficiaries or dependents thereof with coverage or benefits under Benefit Plans other than Pension Plans, other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

         (f) All contributions or premiums owed by the Company or any Subsidiary with respect to Benefit Plans under law, Contract or otherwise have been made in full and on a timely basis.

         (g) To the Company's knowledge, no Pension Plan or Welfare Plan or any "fiduciary" or "party-in-interest" (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exception is not available and which resulted in the imposition of a material tax.

         (h) There are no pending or, to the Company's knowledge, threatened, claims, lawsuits, arbitrations or audits asserted or instituted against any Benefit Plan, any fiduciary (as defined by Section 3(21) of ERISA) thereto, the Company, any Subsidiary or any employee or administrator thereof in connection with the existence, operation or administration of a Benefit Plan, other than routine claims for benefits.

         (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or other agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of the Company or any Subsidiary. No payments or benefits under any Benefit Plan or other agreement would result in an "excess parachute payment" under Section 280G of the Code. No employment agreement or other agreement between the Company and an employee or officer of the Company provides for an additional payment to the employee or officer as reimbursement for the excise tax imposed by Section 4999 of the Code.

         4.20 TAXES. The Company and each Subsidiary has filed in a timely manner all federal, state, local and foreign income (and similar) Tax Returns (as defined in Section 12.15(a)) and all other material Tax Returns required to be filed by it. Such Tax Returns are true, correct and complete in all material respects. The Company and each of its Subsidiaries has timely paid all Taxes required to be paid by it. The accrued but unpaid Taxes of the Company and each of its Subsidiaries as of the date of the Financial Statements (including any such Taxes that are not yet due and payable) did not materially exceed the reserve for Taxes (excluding reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Financial Statements. The Tax Returns of the Company and each Subsidiary have never been audited by the Internal Revenue Service or other taxing authority, and neither the Company nor any Subsidiary has agreed to an extension of the statute of limitations with respect to any tax year. Neither the Internal Revenue Service nor any other taxing authority is now asserting, nor has threatened in writing to assert, against the Company or any Subsidiary any deficiency or claim for additional Taxes. All Taxes that the Company or any Subsidiary is or was required by law to have withheld or collected have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority, and the Company has complied with all other material Applicable Laws related to withholding Taxes. No claim has ever been made in writing by any taxing authority with respect to the Company or any Subsidiary in a jurisdiction where the Company or such Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. Neither the Company nor any Subsidiary has been a member of an affiliated group filing consolidated, combined or unitary Tax Returns other than a group for which the Company is the common parent. Neither the Company nor any Subsidiary is a party to any Contract relating to indemnification for, or allocating or sharing the payment of, or liability for, Taxes, and neither the Company nor any Subsidiary has any liability for Taxes of any other Person, as a transferee or successor, by Contract or otherwise, except liability for Taxes of the Company and each

Subsidiary under Treasury Regulation Section 1.1502-6 (and similar provisions of state, local or foreign law) for a consolidated, combined or unitary group of which the Company is the common parent. The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, and the stock of the Company has not been distributed in such a transaction.

         4.21 INSURANCE. Copies of, all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) insuring the Company's and each Subsidiary's properties, assets and operations have been provided or made available to Buyer. The Company and each Subsidiary has in full force and effect fire, casualty and liability insurance policies (including product liability), with coverage, in the case of property insurance, sufficient in amount (subject to reasonable deductibles) to allow it to replace any properties of a type covered by such policies that might be damaged or destroyed, and in the case of casualty and liability insurance (including product liability), in amounts customary and adequate for businesses similar to the business of the Company.

         4.22 LABOR AGREEMENTS AND ACTIONS

         (a) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary. None of the employees of the Company or any Subsidiary are represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any Subsidiary. There is no labor strike, dispute, slowdown, work stoppage or lockout pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary and during the past three years, there has not been any such action. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary relating to their business.

         (b) The Company and each Subsidiary is in compliance with all material Applicable Laws applicable thereto respecting employment, employment practices, terms and conditions of employment, employee classification and wages and hours, in each case, with respect to current and former employees of the Company and any Subsidiary.

         4.23 GOVERNMENTAL REGULATIONS. Neither the Company nor any Subsidiary is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is now, nor has it been within the past five years, a "United States real property holding corporation" as defined in Section 897 of the Code.

         4.24 OFFERING; SECURITIES LAWS. Neither the Company nor any Subsidiary or any authorized agent acting on its behalf has (i) offered securities of the Company or the Parent for sale to any Person, or solicited any offers to buy securities of the Company or the Parent from, or sold securities of the Company or Parent to any Person, in any case so as to subject the Company, its promoters, directors or officers or Buyer or Parent to any liability under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any state securities or Blue Sky law (collectively, the "Securities Laws"), or any other Applicable Laws or (ii) taken any action, or permitted any action to be taken on its behalf, that violates or conflicts with applicable Securities Laws or would cause the loss of any applicable exemption or would require Buyer's purchase of the Purchased Shares or the issuance of Parent ADSs to be registered pursuant to Applicable Law.

         4.25 ENVIRONMENTAL MATTERS.

         (a) Neither the Company nor any Subsidiary is in material violation of any Environmental Law (as defined below) and, to its knowledge, no material expenditures are or will be required in order to comply with any Environmental Law. As used in this Agreement, "Environmental Law" shall mean any applicable federal, state and local law, ordinance, rule or regulation of any nation or government whether federal, state, municipal, local, provincial, regional or other political subdivision thereof that regulates, fixes liability for, or otherwise relates to, the environment or workplace health and safety, including, without limitation, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage presence, actual Release (as defined below) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any Hazardous Materials (as defined below). The term "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the environment.

         (b) Neither the Company nor any Subsidiary has used, generated, manufactured, refined, treated, transported, stored, handled, transferred, produced, processed or Released any Hazardous Materials on, from or affecting any Property (as defined below) in any manner or by any means in material violation of any Environmental Laws and, to the Company's knowledge, there is no threat of such use, generation, manufacture, refining, treatment, transportation, storage, handling, transfer, production, processing or Release. As used herein, the term "Property" shall include, without limitation, land, buildings and laboratory facilities owned or leased or otherwise used by the Company or any Subsidiary or as to which the Company or such Subsidiary now has any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Company or any Subsidiary may have such duties, responsibilities or liabilities because of past acts or omissions of the Company or any such Subsidiary or their predecessors, or because the Company or any such Subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities. The term "Hazardous Materials" shall mean any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances, pollutants, contaminants, or other materials regulated or defined as such by Environmental Laws.

         (c) The Company has not received written notice that it or any Subsidiary is a party potentially responsible for environmental cleanup costs incurred at a site or for corrective action under any Environmental Laws. The Company has not received any written requests for information in connection with any inquiry by any Governmental Entity concerning disposal sites or other environmental matters.

         (d) The stockholders of the Company have had no control over, or authority with respect to, and have not exercised control over the waste disposal operations of the Company or any Subsidiary. The Company has not exercised control over the waste disposal operations of any Subsidiary.

         (e) This Section 4.25 shall not be deemed to be a representation and warranty with respect to the subject matter of Section 4.28 (Regulatory Agency Matters), and in no event shall this Section 4.25 be deemed to constitute a representation and warranty relating to the administration of any Regulated Product (as defined in Section 12.15(a)).

         4.26 COMMERCIAL RELATIONSHIPS. No material supplier, distributor, collaborator, licensor or licensee has canceled or otherwise terminated its relationship with the Company or any Subsidiary or has, since the Balance Sheet Date, materially adversely altered its relationship with the Company or any Subsidiary. The Company does not know of any plan or intention of any such entity, and has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or any Subsidiary.

         4.27 LICENSES AND OTHER RIGHTS; COMPLIANCE WITH LAWS.

         (a) The Company and each Subsidiary has all licenses, permits, franchises, Consents, concessions, registrations or similar rights and other authorizations of Governmental Entities (collectively, "Permits"), required to own and lease its properties and assets and to conduct its business as now conducted, except for such Permits the failure of which to obtain would not reasonably be expected to result in a Company Material Adverse Effect. Section
4.27 of the Company Disclosure Schedule sets forth a list of each material Permit so required or used by the Company or any Subsidiaries in the operation or conduct of its business. No registrations, filings, applications, notices, transfers, Consents, audits, qualifications or other action of any kind is required by virtue of the execution and delivery of this Agreement or the Ancillary Agreements by the Company and the Sellers or of the consummation by the Company and the Sellers of the transactions contemplated hereby or thereby
(i) to avoid the loss of any such Permit or any material asset, property or right pursuant to the terms thereof or (ii) to enable the Company or any Subsidiary to hold and enjoy such Permit after the Closing Date in the operation or conduct of its business as conducted prior to the Closing Date. To the Company's knowledge, no event has occurred which (i) is reasonably likely to result in the finding that the Company or any of the Subsidiaries is unqualified to hold any material Permit, (ii) permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the material Permits or the denial of an application for the renewal thereof or (iii) would result in any impairment of the rights of the Company or any Subsidiary as holder of any such material Permit.

         (b) The Company and each Subsidiary has been and is in compliance with all material Applicable Laws including, without limitation, all such rules, laws and regulations relating to fair employment practices. Since January 1, 2000, neither the Company nor any Subsidiary has entered into or been subject to any material Judgment or Consent with respect to any aspect of the business, affairs, properties or assets of the Company or such Subsidiary or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any Governmental Entity with respect to any material aspect of the business, affairs, properties or assets of the Company or such Subsidiary.

         (c) Neither the Company nor any Subsidiary: (i) has made any contributions, payments or gifts of its property to or for the private use of any official, employee or agent of any Governmental Entity or educational institution where either the payment or the purpose of such contribution, payment or gift is illegal under any Applicable Law, (ii) has established or maintained any unrecorded fund or asset for any purpose other than promotional funds, or intentionally made any false or artificial entries on its books or records for any reason, (iii) has made any payments to any Person or Governmental Entity where the Company or such Subsidiary intended or understood that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment or (iv) has made any contribution, or reimbursed any political gift or contribution made by any other Person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of Applicable Law.

         (d) Sections 4.27(a) and 4.27(b) do not relate to Regulatory Agency (as defined in Section 12.15(a)) or Regulatory Law (as defined in Section 12.15(a)) matters, which are the subject of Section 4.28 (Regulatory Agency Matters).

         4.28 REGULATORY AGENCY MATTERS.

         (a) The Company and each Subsidiary possess the Regulatory Agency approvals and applications (as defined in Section 12.15(a)) required as of the date hereof based on the current development and marketing status of the Candidates under applicable Regulatory Laws to conduct its current businesses, to manufacture Regulated Products and to use and occupy the property used in the operation and conduct of the Company's or such Subsidiary's business. All such Regulatory Agency approvals and applications are in full force and effect.

         (b) There are no facts or circumstances known to the Company that would reasonably be expected to lead to any Regulatory Agency approvals and applications possessed by and material to the Company or any Subsidiary being revoked, suspended, canceled or not renewed. The Company and each Subsidiary have submitted all necessary reports and filings to all Regulatory Agencies.

         (c) The execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby or thereby, will not adversely affect the validity or require the transfer of any Regulatory Agency approvals and applications held by the Company or any Subsidiary.

         (d) The Company and each Subsidiary are in material compliance with, and have materially complied with, all applicable Regulatory Laws and have not received any notice citing action or inaction by the Company or any Subsidiary that would constitute any material non-compliance with any Regulatory Laws within the past three (3) years.

         (e) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice, demand letter, proceeding or request for information pending or any liability (whether actual or contingent), in each case, for failure to comply with any Regulatory Laws that requires any material change in any manufacturing procedures by the Company or any Subsidiary or any material repair, reinstatement or clean-up of any property, assets or equipment used in the operation and conduct of the Company's or any Subsidiary's business. There is no act, omission, event or circumstance of which the Company has knowledge that would reasonably be expected to give rise to any such action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice, demand letter, proceeding or request for information or any such liability:

         (i) against, involving or of the Company or any Subsidiary; or

         (ii) against, involving or of any other Person or Governmental Entity (including, without limitation, any Company Contractor (as defined in Section 12.15(a))) which would reasonably be expected to result in a material liability to the Company.

         (f) There has not been any material violation of any Regulatory Laws by the Company or any Subsidiary in their prior product developmental efforts, clinical studies, submissions or reports to the Regulatory Agencies (or any failure to make any such submission or report) that could reasonably be expected to require investigation, corrective action or enforcement action.

         (g) The Company, its Subsidiaries and their respective agents (in their capacities as such agents) have registered with the Regulatory Agencies all facilities required to be registered and have listed all Regulated Products required to be listed with the Regulatory Agencies, in each case, based on the current development status of the Candidates.

         4.29 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Banc of America Securities LLC ("Banc of America"), the Company's financial advisor, to the effect that, as of the date hereof, the consideration to be received by each Seller, other than the Major Stockholders (as defined in such opinion), in the transaction contemplated by this Agreement, is fair from a financial point of view to such stockholders, and has provided Buyer with a copy of such opinion.

         4.30 BROKER OR FINDERS. Except for the fees and expenses of Banc of America, which are payable by the Company, neither the Company nor any Subsidiary has incurred, or will incur, directly or indirectly, as a result of any action taken by the Company or any Subsidiary, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, any of the Ancillary Agreements or any transaction contemplated hereby or thereby.

         4.31 CORPORATE RECORDS. The Company has made available to Buyer the minute books of the Company and each Subsidiary and such minute books contain summaries, complete in all material respects, of all meetings and consents in lieu of meetings of the Board (as defined in Section 12.15(a)) and the board of directors or any other similar governing body of such Subsidiaries, committees thereof and stockholders since the time of incorporation and accurately reflect all material transactions of the Company and each Subsidiary in all material respects.

         4.32 QUALIFIED PRIVATE OFFERING. The transaction contemplated by this Agreement shall constitute a Qualified Private Offering in accordance with the terms of the Current Certificate and the Second Amended and Restated Stockholders' Agreement.

         4.33 TAKEOVER STATUTES . As of the date hereof, no "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation applies to any of the transactions contemplated by this Agreement, other than with respect to any of the foregoing that may apply by virtue of the jurisdiction of organization of Buyer or Parent.

         4.34 STOCKHOLDER APPROVAL. The Company has received the Stockholder Consent executed by certain Sellers and other stockholders that are signatories thereto to duly authorize and approve the matters, actions and transactions contemplated therein.

         4.35 RESTATED CERTIFICATES AND AMENDED AND RESTATED BY-LAWS. The Board has duly and validly resolved to adopt the Restated Certificates and the Amended and Restated By-laws.

         4.36 RELIANCE. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by Buyer.

     5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants, as of the date hereof and as of the Closing Date, and in the case of
Section 5.2(b) and Section 5.2(c) (but only to the extent such representations and warranties relate to Parent ADSs), Section 5.3 (SEC Reports), Section 5.4 (Issuance of Shares) and Section 5.9 (Offer and Sale of Parent ADSs), as of each Contingent Payment Date to the extent a Contingent Payment made on such date consists in whole or in part of Parent ADSs, to the Company and each Seller as follows:

         5.1 ORGANIZATION, COMPLIANCE AND QUALIFICATION. Each of Parent and Buyer is an aktiengesellschaft duly organized, validly existing and in compliance with the laws of Switzerland. Each of Parent and Buyer has all requisite corporate power and corporate authority to operate (only as to Buyer) and own its properties and assets, to carry on its business as now conducted, to enter into this Agreement and the Ancillary Agreements (only as to Buyer) and to carry out its obligations hereunder and thereunder. Each of Buyer and Parent is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or property makes such qualification necessary, except where the failure of either of Buyer or Parent to be so qualified or be in good standing would not reasonably be expected to materially adversely effect the ability of Buyer or Parent to consummate the transactions contemplated hereby or thereby.

         5.2 AUTHORIZATION, CONSENTS AND COMPLIANCE WITH OTHER INSTRUMENTS.

         (a) All corporate action on the part of Buyer and Parent, their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements and the performance of the obligations of Parent (only as to this Agreement) and Buyer contemplated hereby and thereby have been taken, or will be taken prior to Closing or, with respect to the issuance and delivery of Parent ADSs, the applicable Contingent Payment Date. This Agreement and the Credit Agreement have been, and the other Ancillary Agreements will be prior to Closing, validly executed and delivered by Parent (only as to this Agreement) and Buyer and, assuming this Agreement and each Ancillary Agreement constitute valid and legally binding obligations of the Company, constitute or will constitute valid and legally binding obligations of Parent (only as to this Agreement) and Buyer, enforceable against Parent (only as to this Agreement) and Buyer in accordance with their terms, except (i) as the enforcement hereof or thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (B) equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses, or (ii) to the extent the indemnification provisions contained in the Stockholders' Agreement or this Agreement may be limited by applicable Securities Law.

         (b) No Consent of, (i) or registration, qualification, designation, declaration, notification or filing with, any Governmental Entity or (ii) any party to any Contract to which Parent or Buyer is a party or by which it is bound, is required in connection with the valid execution, delivery and performance of this Agreement or the Ancillary Agreements by Parent (only as to this Agreement) and Buyer or the consummation by Parent and Buyer of the transactions contemplated hereby or thereby (only as to Buyer), except (A) as may be required pursuant to Securities Laws, which registrations, qualifications, designations, declarations, notifications or filings, if required, shall be accomplished by Buyer or Parent, as applicable, prior to Closing, (B) as may be required pursuant to the HSR Act or the EC Regulation or any other similar foreign antitrust or trade regulation laws to the extent applicable to Buyer or Parent or (C) such Consents of (x) or registrations, qualifications, designations, declarations, notifications or filings with, any Governmental Entity or (y) any parties to any Contract to which Buyer is a party or by which Buyer is bound, in the case of this clause (C), the failure of which Consents to obtain, or registrations, qualifications, designations, declarations, notifications or filings to make, would not be reasonably likely to materially and adversely affect the ability of the Parties to perform their obligations or to consummate the transactions contemplated thereby (only as to Buyer) or hereby.

         (c) Subject to compliance with the applicable requirements of the HSR Act, EC Regulation and any other similar foreign antitrust or trade regulation laws applicable to Buyer or Parent, neither the execution, delivery and performance by Buyer or Parent of this Agreement and the Ancillary Agreements (only as to Buyer), nor the consummation by Buyer or Parent of the transactions contemplated hereby or thereby (only as to Buyer), nor the compliance by Buyer or Parent with any of the provisions thereof (only as to Buyer) or hereof, will:

         (i) violate or conflict with any Applicable Law applicable to Buyer or Parent or Judgment applicable to Buyer or Parent;

         (ii) conflict with or violate any provision of the Articles of Incorporation or by-laws of Buyer or Parent; or

         (iii) conflict with or violate any provision of the Deposit Agreement (as defined in Section 5.4(c)) or any other agreement to which Parent is a party relating to the Parent ADSs.

         5.3 SEC REPORTS. The Company has had access, via the Securities and Exchange Commission's (the "SEC") website, to Parent's Annual Report on Form 20-F for the year ended December 31, 2002 and all other documents filed by Parent with the SEC under the Exchange Act since January 1, 2002 (the "Parent SEC Reports"). As of their respective dates, each of the Parent SEC Reports complied in all material respects with applicable SEC requirements and did not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.4 ISSUANCE OF SHARES.

         (a) Each Parent ADS is listed on the New York Stock Exchange and, as of the date hereof, represents one registered ordinary share of Parent, nominal value CHF 0.50 per share (a "Registered Share"). Parent ADSs and the Registered Shares underlying Parent ADSs, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free from any Encumbrance.

         (b) The offer, issuance, sale and delivery of Parent ADSs and the Registered Shares underlying such Parent ADSs pursuant to the terms of this Agreement is in full compliance with all Applicable Laws, is exempt from the registration requirements of the Securities Laws and will be issued in compliance with such Securities Laws.

         (c) Upon the due issuance by JPMorgan Chase Bank, as depositary, of the Parent ADSs and any American Depositary Receipts evidencing such Parent ADSs in accordance with this Agreement and the provisions of the Amended and Restated Deposit Agreement, dated as of May 11, 2000, as amended as of September 29, 2000 and May 7, 2001, and supplemented by the Restricted Issuance Agreement as of January 11, 2002, among Parent, JPMorgan Chase Bank, as depositary, all holders from time to time of Parent ADSs (the "Deposit Agreement"), such Parent ADSs will be duly and validly issued, and the persons in whose name such Parent ADSs are registered will be entitled to the rights of registered holders of Parent ADSs specified in the Deposit Agreement. Assuming that the Depositary Agreement constitutes a valid and legally binding obligation of JPMorgan Chase Bank, the Depositary Agreement constitutes a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (ii) equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         (d) Parent's registration statement on Form F-6, as amended, on which Parent ADSs are registered has been declared effective under the Securities Act and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or, to Parent's knowledge, contemplated under the Securities Act, and such registration statement, and each amendment thereof, as of the effective date of such amendment, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

         5.5 BUYER MATTERS.

         (a) Buyer is an indirect wholly owned subsidiary of Parent. Novartis BioVentures Ltd. is an Affiliate of Buyer. The shares of capital stock of the Company held by Novartis BioVentures Ltd. are beneficially owned (as defined in Rule 13(d) of the Exchange Act) by Parent. Except for the shares of capital stock held by Novartis BioVentures Ltd. and, other than as contemplated in this Agreement and the Ancillary Agreements, neither Parent nor Buyer beneficially owns, directly or indirectly, any capital stock of the Company or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company.

         (b) [**].

         (c) Buyer acknowledges that the Purchased Shares have not been registered under the Securities Laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom.

         5.6 PURCHASE ENTIRELY FOR OWN ACCOUNT. Buyer (i) hereby confirms that the Purchased Shares will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation, or otherwise distributing the Purchased Shares and (ii) further represents that Buyer does not have any Contract or undertaking with any Person to sell, transfer or grant participation to such Person or to any third person, with respect to any of the Purchased Shares.

         5.7 BROKER OR FINDERS. Buyer has not incurred, nor will incur, directly or indirectly, as a result of any action taken by Buyer, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, any of the Ancillary Agreements or any transaction contemplated hereby or thereby.

         5.8 DISCLOSURE STATEMENT. None of the information to be supplied by Buyer expressly for inclusion or incorporation by reference in the Disclosure Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 5.8 will not apply to any other information included in the Disclosure Statement (or other information omitted to be included in the Disclosure Statement).

         5.9 OFFER AND SALE OF PARENT ADSS. The offer and sale of the Parent ADSs pursuant to the terms of this Agreement constitute transactions that are
(i) in full compliance with all Applicable Laws and (ii) exempt from the registration requirements of the Securities Act and exempt from all applicable state registration or qualification requirements. Neither Buyer nor any of its Affiliates nor any authorized agent acting on their behalf will take any action hereafter that would cause the loss of any such exemptions.

         5.10 LITIGATION. There are no Proceedings pending or, to Buyer's knowledge, threatened against Buyer or Parent that would materially and adversely affect Buyer's or Parent's ability to consummate the transaction contemplated herein or perform their obligations under this Agreement or the Ancillary Agreements.

         5.11 NOVARTIS BIOVENTURES LTD. Novartis BioVentures Ltd. has duly and validly executed the Stockholder Consent.

         5.12 INITIAL SELLERS DISCLOSURE STATEMENT. None of the information included in the disclosure statement provided to the Initial Sellers prior to the date hereof contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made herein by Buyer with respect to the descriptions of the transactions contemplated by this Agreement and the Ancillary Agreements included therein.

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

         5.13 RELIANCE. Buyer understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Company and each Seller.

     6. CONDITIONS TO CLOSING OF BUYER. Buyer's obligation to purchase the Purchased Shares at the Closing pursuant to Section 1.1 of this Agreement is subject to the satisfaction (or wavier by Buyer) of the following conditions on or prior to the Closing Date:

         6.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Sellers in Section 3 of this Agreement shall be true and correct as of the date of this Agreement, and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, in each case except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

         6.2 THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 4 of this Agreement shall be true and correct as of the date of this Agreement, and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (without regard to materiality or Company Material Adverse Effect qualifiers contained therein), except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), in each case except where the failure of the representations and warranties to be true and correct would not be reasonably likely to result, individually or in the aggregate, in a Company Material Adverse Effect.

         6.3 COVENANTS. All covenants and agreements contained in this Agreement to be performed by the Company or Sellers on or prior to the Closing Date, as the case may be, shall have been performed or complied with in all material respects on or prior to the Closing Date.

         6.4 COMPLIANCE CERTIFICATES. The Company shall have delivered to Buyer a certificate of the Company in form and substance reasonably satisfactory to Buyer, executed by the President and Chief Executive Officer of the Company, certifying to the fulfillment of the conditions specified in Sections 6.2 and
6.3 (with respect to the Company) of this Agreement.

         6.5 CERTIFICATION OF RESOLUTIONS AND OFFICERS. The Company shall have delivered to Buyer a certificate or certificates, dated the date of the Closing, of the Secretary or other authorized Person of the Company certifying as to (i) the resolutions of the Board or similar governing body (and the vote or written consent of the stockholders or equity holders, if necessary) in form and substance reasonably satisfactory to Buyer, authorizing the execution and delivery of this Agreement, the Ancillary Agreements as to which such Party is a party and the execution and delivery of such other documents and instruments as may be required by this Agreement or the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions or written consents were duly adopted and have not been rescinded or amended as of said date, and (ii) the name and the signature of the officers of the Company authorized to sign, as appropriate, this Agreement and the Ancillary Agreements as to which such Party is a party and the other documents and certificates to be delivered pursuant to this Agreement or the Ancillary Agreements by either the Company or any of their officers.

         6.6 ORGANIZATIONAL DOCUMENTS. The Company shall have delivered to Buyer
(i) a copy of the Current Certificate and the certificates of incorporation or similar organizational documents of each Subsidiary, certified by the secretary of state, or equivalent Governmental Entity, of the jurisdiction in which each such entity is incorporated or organized, as of a date reasonably prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary, or equivalent officer, of each such entity, dated as of the Closing Date, stating that no amendments have been made to such certificate of incorporation (or similar organizational documents) since such date (other than as contemplated by this Agreement), and (ii) a copy of the By-laws (or similar organizational documents) of the Company and each Subsidiary, certified by the Secretary or Assistant Secretary, or equivalent officer, of each such entity.

         6.7 RESTATED CERTIFICATES. The Board and the requisite holders of Company Stock shall have approved the Restated Certificates and, if the Restated Certificate of Incorporation (Alternative 1) shall have received the unanimous approval of the holders of Company Stock, such Restated Certificate shall have been filed on the Closing Date with the Secretary of State of the State of Delaware to be effective as of the Closing or, if the required stockholder approval for the Restated Certificate of Incorporation (Alternative 1) shall not have been obtained, the Restated Certificate of Incorporation (Alternative 2) shall have been filed on the Closing Date with the Secretary of State of the State of Delaware to be effective as of the Closing.

         6.8 AMENDED AND RESTATED BY-LAWS. The Board and the requisite holders of Company Stock shall have approved the Amended and Restated By-laws, with such By-laws to be effective as of the Closing.

         6.9 QUALIFIED PRIVATE OFFERING. The transaction contemplated by this Agreement constitutes a Qualified Private Offering in accordance with the terms of the Current Certificate and the Second Amended and Restated Stockholders' Agreement and the QPO Determination (as defined in Section 12.15(a)) shall be in full force and effect.

         6.10 CONVERSION OF PREFERRED STOCK. Not later than upon the consummation of the transactions contemplated hereby, all issued and outstanding shares of Preferred Stock shall be converted into shares of Common Stock in accordance with the terms of the Current Certificate.

         6.11 NO MATERIAL ADVERSE EFFECT. There shall not have occurred a Company Material Adverse Effect.

         6.12 GOOD STANDING CERTIFICATES. At the Closing, the Company shall have delivered to Buyer (i) good standing certificates issued with respect to the Company and each Subsidiary issued by the Secretary of State (or other applicable Governmental Entity) of the relevant entity's state of incorporation or organization and (ii) good standing certificates issued with respect to the Company issued by the Secretary of State (or, if "good standing" is not applicable in the jurisdiction in which such Subsidiary is organized, an equivalent status, if any) in the states where the Company is qualified as a foreign corporation.

         6.13 OTHER AGREEMENTS AND DOCUMENTS. At the Closing, (i) the Company shall have delivered to Buyer each of the Development, License and Commercialization Agreement and the Supply Agreement executed in counterpart by the Company (or its applicable Subsidiary in the case of the Supply Agreement),
(ii) the Company and each Seller shall have delivered to Buyer the Stockholders' Agreement executed in counterpart by the Company and the Sellers, and such agreements shall be in full force and effect and (iii) each Additional Seller shall have executed and delivered to Buyer a Joinder Agreement and shall have provided a copy of such Additional Seller's Custody Agreement to Buyer.

         6.14 EMPLOYMENT AGREEMENTS. At the Closing, the individuals listed on Annex B shall have entered into employment agreements with the Company in form and substance reasonably satisfactory to Buyer, which agreements shall be in full force and effect and valid and enforceable in accordance with their terms.

         6.15 UAB LICENSE AGREEMENT. [**]

         6.16 PURCHASED SHARES. Each Initial Seller shall have delivered to Buyer, and the Custodian shall have delivered to Buyer on behalf of each Additional Seller, a certificate or certificates representing that number of Seller's Shares being purchased by Buyer pursuant to Section 1.1 of this Agreement set forth opposite the name of such Seller on Adjusted Annex A attached hereto and the Purchased Shares shall constitute fifty-one percent (51%) of the Fully-Diluted Common Stock Deemed Outstanding.

         6.17 CERTAIN AGREEMENTS.

         (a) Buyer and the Company (or its applicable Affiliate) shall have entered into agreements, which shall be in full force and effective as of the Closing Date, in form and substance reasonably satisfactory to Buyer, with (i) The Dipartimento di Biologie Sperimentale "Bernardo Loddo" dell'Universita di Cagliari with respect to the Cagliari Co-Operative Agreement (as defined in Section 12.15(a)) and the Cagliari License Agreement (as defined in Section 12.15(a)), (ii) Le Centre National de la Recherche Scientifique and L'Universite Montpellier II with respect to the Montpellier Cooperative Agreement (as defined in Section 12.15(a)), (iii) [**], and (iv) [**], in each case (w) acknowledging that the Company is not in default of such agreement(s), (x) amending such agreement(s) to provide that Buyer shall have the right to cure, on behalf of the Company (or its applicable Affiliate), any breach or default under such agreement(s), and that the other party(ies) to such agreement(s) shall provide Buyer with a copy of any notice of breach or default that is delivered to the Company, and any related correspondence, at substantially the same time that any such notice or correspondence is delivered to the Company, (y) amending such agreement(s) to provide that in the event such agreement(s) is terminated, Buyer shall have the right to assume the rights and obligations of the Company (or its applicable Affiliate) thereunder, and (z) amending such agreement(s) to effect the understanding with respect to each such agreement as set forth in Exhibit I attached hereto.

         (b) The Company shall have entered into an agreement in form and substance reasonably satisfactory to Buyer, which shall be in full force and effect as of the Closing, with Sumitomo (as defined in Section 12.15(a)) which sets forth Sumitomo's confirmation and acknowledgement that the Sumitomo Amendment (as defined in Section 12.15(a)) shall be effective upon the effectiveness of the Development, License and Commercialization Agreement, and such effectiveness (and continued effectiveness) of the Sumitomo Amendment shall not be conditioned upon the occurrence of any event or the taking of action by any Person including, without limitation, (i) any obligation of Buyer or its Affiliates to conduct, or to continue to conduct, any Global Trial for LdT Drug Product in Northeast Asia (as such terms "Global Trial," "LdT Drug Product" and "Northeast Asia" are defined in the Sumitomo Amendment or the Development Agreement to which it relates) or (ii) any obligation of Buyer or its Affiliates to conduct clinical or non-clinical trials in Northeast Asia in accordance with the terms of the Global Trial as set forth in Exhibit A to the Sumitomo Amendment.

         6.18 CONSENTS; STOCKHOLDER APPROVAL. The Company shall have received valid and binding Consents from holders of Company Stock as may be required to effect the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, the Stockholder Consent and other consents from holders of Company Stock listed in Section 4.7 of the Company Disclosure Schedule, and such Consents shall be in full force and effect and each Person giving such Consent shall not have amended, revoked, rescinded, terminated or canceled such Consent or taken any action that would result in the occurrence of any of the foregoing or rendered such Consent null and void.

         6.19 COMPULSORY TRANSFER. The Certificate Amendment (as defined in
Section 12.15(a)) and the Compulsory Transfer Determination (as defined in
Section 12.15(a)) each shall be in full force and effect.

         6.20 SERIES C PURCHASE AGREEMENT. The Series C Purchase Agreement Amendment (as defined in Section 12.15(a)) shall be in full force and effect.

         6.21 RIGHTS OF FIRST REFUSAL/CO-SALE. The Second Amended and Restated Stockholders' Agreement Amendment (as defined in Section 12.15(a)) shall be in full force and effect.

         6.22 SERIES C DIVIDEND. Upon consummation of the transactions contemplated by this Agreement and in accordance with the terms of the Current Certificate, the Company shall have paid the Series C Cumulative Annual Dividend Amount (as defined in the Current Certificate) in shares of Common Stock and satisfied its obligations relating thereto.

         6.23 FIRPTA CERTIFICATE. At the Closing, the Company shall have delivered to Buyer a certification that stock in the Company is not a U.S. real property interest because the Company is not, and has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Such certification shall be in accordance with Treasury Regulation
Section 1.1445-2(c)(3)(i). The Company shall timely deliver to the Internal Revenue Service the notification required under Treasury Regulation Section 1.897-(2)(h)(2).

         6.24 SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT TERMINATION. The Second Amended and Restated Stockholders' Agreement Termination (as defined in Section 12.15(a)) shall be in full force and effect.

         6.25 WARRANT AMENDMENT. The Series C Warrant Amendment (as defined in
Section 12.15(a)) shall be in full force and effect.

         6.26 RESIGNATIONS OF DIRECTORS. Each member of the Board whose resignation shall be required by Buyer (as indicated to the Company in writing at least five business days prior to Closing) shall have resigned as a director of the Company effective as of the Closing Date.

         6.27 2004 BUDGET. The Company shall have delivered to Buyer a true, correct and complete copy of the Company's fiscal year 2004 annual budget, which budget demonstrates the Company's ability to operate during the fiscal year 2004 in the ordinary course without obtaining additional financing from third parties (including Buyer or any Affiliates of the Company), other than pursuant to, and in accordance with, the Development, License and Commercialization Agreement.

         6.28 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall apply to any of the transactions contemplated by this Agreement, other than with respect to any of the foregoing that may apply by virtue of the jurisdiction of organization of Buyer or Parent.

     7. CONDITIONS TO CLOSING OF THE COMPANY. The Company's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Company and the Consenting Sellers) on or prior to the Closing Date of the following conditions:

         7.1 BUYER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer in Section 5 of this Agreement shall be true and correct as of the date of this Agreement, and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

         7.2 COVENANTS. All covenants and agreements contained in this Agreement to be performed by Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects on or prior to the Closing Date.

         7.3 COMPLIANCE CERTIFICATES. Buyer shall have delivered to the Company a certificate of Buyer in form and substance reasonably satisfactory to the Company, executed by an officer of Buyer, certifying to the fulfillment of the conditions specified in Sections 7.1 and 7.2 of this Agreement.

         7.4 OTHER AGREEMENTS AND DOCUMENTS. At the Closing (i) Buyer shall have delivered to the Company each of the Development, License and Commercialization Agreement and Supply Agreement executed in counterpart by Buyer and (ii) Buyer, each Seller and Novartis BioVentures Ltd. shall have delivered to the Company the Stockholders' Agreement executed in counterpart by Buyer, each Seller and Novartis BioVentures Ltd. and such agreements shall be in full force and effect.

         7.5 CONVERSION OF PREFERRED STOCK. Not later than upon the consummation of the transactions contemplated hereby, all issued and outstanding shares of Preferred Stock shall be converted into shares of Common Stock in accordance with the terms of the Current Certificate.

         7.6 COMPANY STOCKHOLDER APPROVAL. The Company shall have received valid and binding Consents from holders of Company Stock as may be required to effect the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, those consents of holders of Company Stock listed in Section 4.4 of the Company Disclosure Schedule.

     8. CONDITIONS TO CLOSING OF SELLERS. Each Seller's obligation to sell such Seller's Shares at the Closing pursuant to Section 1.1 of this Agreement is subject to the satisfaction or waiver (in each case asserted by the Consenting Sellers) on or prior to the Closing Date of the following conditions:

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

         8.1 PAYMENT OF INDIVIDUAL CLOSING CONSIDERATION. Buyer shall have delivered to (i) each Initial Seller the Individual Closing Consideration payable to such Initial Seller pursuant to Section 2.2(a) and (ii) the Custodian, on behalf of the Additional Sellers, the Individual Closing Consideration payable to all Additional Sellers pursuant to Section 2.2(b).

         8.2 BUYER'S REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Buyer in Section 5 of this Agreement shall be true and correct as of the date of this Agreement, and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

         8.3 COVENANTS. All covenants and agreements contained in this Agreement to be performed by Buyer and the Company on or prior to the Closing Date, as the case may be, shall have been performed or complied with in all material respects on or prior to the Closing Date.

         8.4 OTHER AGREEMENTS AND DOCUMENTS. At the Closing, (i) each of Buyer, Novartis BioVentures Ltd. and the Company shall have delivered to the Sellers the Stockholders' Agreement executed in counterpart by Buyer, Novartis BioVentures Ltd. and the Company, respectively, (ii) each of the Company and Buyer shall have delivered to the other each of the Development, License and Commercialization Agreement and the Supply Agreement executed in counterpart by the other (or the applicable Subsidiary of the Company in the case of the Supply Agreement) and (iii) the Company shall have delivered to TVM, MPM and CSFB (each of the foregoing terms, as defined in Section 12.15(a)) a management rights letter executed by the Company in the form of Exhibit J attached hereto, and such agreements shall be in full force and effect.

         8.5 CONVERSION OF PREFERRED STOCK. Not later than upon the consummation of the transactions contemplated hereby, all issued and outstanding shares of Preferred Stock shall be converted into shares of Common Stock in accordance with the terms of the Current Certificate.

         8.6 SERIES C DIVIDEND. Upon consummation of the transactions contemplated by this Agreement and in accordance with the terms of the Current Certificate, the Company shall have paid the Series C Cumulative Annual Dividend Amount in shares of Common Stock and satisfied its obligations relating thereto.

         8.7 JOINDER AGREEMENTS. The Company shall have delivered to each Seller copies of all executed Joinder Agreements.

     9. MUTUAL CONDITIONS OF CLOSING. Each of the Parties' obligations hereunder are subject to the satisfaction (or waiver by each of Buyer, the Company and the Consenting Sellers) on or prior to the Closing Date of the following conditions:

         9.1 QUALIFICATIONS. All Consents or Permits of any Governmental Entity, including, without limitation, pursuant to the requirements of the HSR Act, EC Regulation or any other similar foreign antitrust or trade regulation laws, including the necessary Blue Sky laws, permits and qualifications required by any state for the offer and sale to Buyer of the Purchased Shares, that are required to be made or obtained by the Company, Sellers or Buyer in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the performance by such party of the transactions contemplated hereby and thereby, as applicable, shall be duly obtained and be effective as of the Closing.

         9.2 ABSENCE OF LITIGATION. There shall be no order, decree, ruling or Proceeding pending or in effect which limits, restrains, enjoins, or otherwise prohibits, or seeks to limit, restrain, enjoin or otherwise prohibit, Buyer, the Company or Sellers from entering into this Agreement or the Ancillary Agreements or consummating the transactions contemplated hereby or thereby.

         9.3 JOINDER PERIOD EXPIRATION. The Joinder Period shall have expired.

     10. COVENANTS

         10.1 REGULATORY FILINGS.

         (a) Subject to the terms hereof, including Section 10.1(b), each of the Parties and Parent shall use reasonable efforts to take all actions and to do all things reasonably necessary to consummate the transactions contemplated by this Agreement, including using reasonable efforts to (i) obtain all waivers, Permits, Consents, approvals or other authorizations from Governmental Entities and other third parties, (ii) effect all registrations, filings and notices with or to Governmental Entities and (iii) otherwise comply in all material respects with all Applicable Laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Each of the Parties and Parent shall promptly notify each of the other Parties and Parent of any fact, condition or event known to it that would reasonably be expected to prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

         (b) Without limiting the generality of the foregoing, each of the Parties and Parent shall (or shall cause the appropriate Affiliate thereof to)
(i) promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, (ii) use reasonable efforts to obtain an early termination of the applicable waiting period under the HSR Act, (iii) make any further filings or information submissions pursuant thereto that may be reasonably necessary or advisable and
(iv) promptly make any filings or submissions required under the EC Regulation or any other applicable foreign antitrust or trade regulation law. Each of the Parties and Parent shall use reasonable efforts to resolve any objections that may be asserted by any Governmental Entity with respect to the transactions contemplated hereby, and shall cooperate with each other to contest any challenges to the transactions contemplated hereby by any Governmental Entity; provided, however, that in no event shall Buyer, Parent or any Affiliate thereof be required to offer or agree to sell, license or otherwise dispose of, or hold separate or otherwise divest, any assets in order to resolve any such objections. Each of the Parties and Parent shall promptly inform each other of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity regarding any of the transactions contemplated hereby (unless the provision of such information would (i) violate the provisions of any Applicable Law (including without limitation those relating to security clearance or export controls) or any confidentiality agreement or (ii) cause the loss of the attorney-client privilege with respect thereto).

         10.2 NO SOLICITATION.

         (a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, neither the Company nor any Seller shall, nor shall the Company or any Seller permit any of its respective Affiliates to, nor shall the Company or any Seller authorize or permit any of its respective officers, directors or employees to, and shall use all reasonable efforts to cause any investment banker, financial advisor, attorney, accountant, or other representatives of theirs retained by them or any of their respective Affiliates not to: (i) solicit, initiate, encourage (including by way of furnishing information), knowingly facilitate or induce (directly or indirectly) any inquiry with respect to, or the making, submission or announcement of, any proposal that constitutes, or could reasonably be expected to result in, a proposal or offer for an Acquisition Proposal (as defined in Section 12.15(a)), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or recommend against the transactions contemplated in this Agreement or (iv) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby.

         (b) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, within two business days after receipt of an Acquisition Proposal or any request for nonpublic information or inquiry that the Company or any Seller reasonably believes could lead to an Acquisition Proposal, the Company or such Seller, as the case may be, shall provide Buyer with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. Upon receipt of the Acquisition Proposal, request or inquiry, the Company or such Seller, as the case may be, shall provide Buyer, as promptly as practicable, with oral and written notice setting forth all such information as is reasonably necessary to keep Buyer informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry, and shall promptly

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provide to Buyer a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

         (c) The Company and each Seller shall, and shall cause their respective Affiliates and their respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any Acquisition Proposal and, upon request by Buyer, shall request the return or destruction of all confidential information provided to any such Person.

         10.3 NOTICE OF BREACHES; UPDATES.

         (a) Between the date hereof and the Closing Date, the Company and each Seller shall deliver to Buyer written notice of any event or development, promptly upon receiving knowledge thereof, that would (i) render any statement, representation or warranty of the Company or any Seller, as the case may be, in this Agreement (including the Company Disclosure Schedule) inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by the Company or any Seller, as the case may be, of, or a failure by the Company or any Seller, as the case may be, to comply with, any agreement or covenant in this Agreement. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

         (b) Between the date hereof and the Closing Date, Buyer shall, promptly upon receiving knowledge thereof, deliver to the Company and each Seller written notice of any event or development that would (i) render any statement, representation or warranty of Buyer in this Agreement inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by Buyer or Parent of, or a failure by Buyer or Parent to comply with, any agreement or covenant in this Agreement. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

         10.4 EXCLUSIVITY OF PURCHASED SHARES. Except as otherwise provided in this Agreement, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement, (i) the Sellers shall not offer to sell, sell or agree to sell the Purchased Shares to any Person other than to Buyer as contemplated in this Agreement and Sellers shall not offer to sell, sell or otherwise agree to sell any other shares of capital stock of the Company owned by such Seller to any Person and (ii) neither the Company nor the Initial Sellers shall solicit, initiate, discuss, encourage (including by way of furnishing information), knowingly facilitate or induce (directly or indirectly) any holder of Company Stock with respect to the sale of such holder's Company Stock in such a manner that may result in a violation of Applicable Law, including, without limitation, the Securities Laws.

         10.5 CONDUCT OF BUSINESS. Except (i) as set forth in Section 10.5 of the Company Disclosure Schedule, (ii) as may be otherwise contemplated by this Agreement or the Ancillary Agreements or (iii) as Buyer may otherwise consent to in writing (such consent not to be unreasonably withheld), between the date hereof and the Closing Date:

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

         (a) the Company will and will cause each Subsidiary to:

         (i) operate their businesses only in the ordinary course of business;

         (ii) use their reasonable efforts to preserve the business organization of the Company and each Subsidiary as a whole intact;

         (iii) maintain their properties and assets in sufficient operating condition (reasonable wear and tear excepted) to enable the Company and each Subsidiary to operate their business in the manner in which they were operated immediately prior to the date hereof, except for maintenance required by reason of fire, flood or other acts of God (except that any insurance proceeds paid by reason of any such casualty after the date hereof shall be applied towards such maintenance);

         (iv) use their reasonable efforts to keep available until the Closing Date the services of their present officers and key employees;

         (v) pay their accounts payable and all other obligations in the ordinary course of business (subject to the Company's right to dispute in good faith any such payable or other obligation);

         (vi) use their reasonable efforts to preserve intact their current business organization and business relationships with their material lenders, suppliers, customers, licensors and licensees and others having material business dealings with them such that the business will not be impaired; and

         (vii) perform all of its material obligations under all material Contracts relating to or affecting its business, assets, property, equipment and rights (subject to the Company's right to dispute in good faith its performance under any such Contract); and

         (b) the Company will not and will cause each Subsidiary not to:

         (i) make any change in their respective certificate of incorporation, by-laws or similar organizational documents;

         (ii) make any change in their issued or outstanding capital stock, or issue any warrant, option or other right to purchase shares of their capital stock or any security convertible into or exchangeable for shares of their capital stock, or redeem, purchase or otherwise acquire any shares of their capital stock, or declare any dividends or make any other distribution in respect of their capital stock or issue any shares of their capital stock (except (a) for shares of Common Stock issued upon exercise of currently outstanding options granted pursuant to the Plan, (b) shares of Common Stock issued upon conversion of shares of issued and outstanding Preferred Stock, (c) for the payment of the Series C Cumulative Annual Dividend in accordance with the terms of the Current Certificate or (d) for the acquisition of shares of Common Stock (x) from holders of outstanding options in full or partial payment of the exercise price payable by such holder upon exercise of such option to the extent provided under the terms of such option as in effect on the date hereof, or (y) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company or any of its Subsidiaries);

         (iii) voluntarily incur or assume, whether directly or by way of guarantee or otherwise, any obligation or liability, except obligations and liabilities incurred in the ordinary course of business;

         (iv) create an Encumbrance on any material part of their properties or assets, tangible or intangible;

         (v) sell or transfer any material part of their assets, property or rights;

         (vi) cancel, pay or discharge any Indebtedness or liability, except in accordance with the payment terms of such Indebtedness or liability (other than any optional prepayment thereunder);

         (vii) amend or terminate any material Contract or Permit to which they are parties;

         (viii) make any change in any Benefit Plans, except as required by law and except for changes made in the ordinary course of business in accordance with their customary practices (including increases in compensation and benefits after normal periodic performance reviews), adopt any new benefit plan, policy or arrangement, or increase the number of shares of Common Stock authorized under the Plan, as amended;

         (ix) make any changes in the accounting methods, principles or practices employed by them, except as required by Applicable Law or generally accepted accounting principles;

         (x) make capital expenditures or enter into commitments therefor; provided, however, that the Company and its Subsidiaries may make capital expenditures or enter into commitments therefor not to exceed two hundred and fifty thousand dollars ($250,000) in the aggregate if such expenditures and commitments are reflected in the 2003 Annual Budget and made in accordance therewith;

         (xi) incur, create, assume or guarantee any Indebtedness, or enter into any commitment therefor;

         (xii) enter into any other agreement, course of action or transaction material to the Company or any Subsidiary, other than in the ordinary course of business;

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

         (xiii) make, change or revoke any material Tax election, change any material method of accounting with respect to Taxes, or settle or compromise any matter with respect to Taxes;

         (xiv) commence or settle any Proceeding, other than with respect to the prosecution of patent applications in the ordinary course of business consistent with past practice;

         (xv) form a Subsidiary or acquire any equity interest or other interest in any other entity;

         (xvi) enter into any Contracts or licenses of the type contemplated in
     Section 4.14(a)(i) through 4.14(a)(xii); or

         (xvii) agree to do any of the foregoing.

         10.6 DELIVERY OF COMMON STOCK CERTIFICATES. The Company shall issue and deliver to (i) Buyer and each Seller on the Closing Date and (ii) all other holders of Preferred Stock as promptly as practicable after the Closing Date, a certificate or certificates for the number of whole shares of Common Stock to which Buyer or such holder is entitled as a result of the conversion of such shares of Preferred Stock in to shares of Common Stock pursuant to the terms of the Current Certificate and this Agreement; provided, however, that each holder of such Preferred Stock has previously delivered to the Company one or more certificates representing the number of shares of such Preferred Stock so converted. To the extent shares of Company Stock owned by an Additional Seller and sold to Buyer pursuant to the terms of this Agreement constitute less than all of the Company Stock owned by such Additional Seller and subject to the Custody Agreement, one or more certificates representing the excess shares of Company Stock shall be delivered by the Custodian to such Seller pursuant to the terms of the Custody Agreement.

         10.7 STOCKHOLDER APPROVAL. From the date hereof until the Closing Date, the Company shall use its reasonable efforts to obtain and deliver to Buyer valid and binding Consents from holders of Company Stock as may be required to effect the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, the consents listed in Section 4.4 of the Company Disclosure Schedule, and each Seller giving such Consent shall not amend, revoke, rescind, terminate or cancel such Consent or take any action that would result in the occurrence of any of the foregoing or render such Consent null and void.

         10.8 TAKEOVER STATUTES. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to any of the transactions contemplated by this Agreement or the Ancillary Agreements, other than with respect to any of the foregoing that may apply by virtue of the jurisdiction of organization of Buyer or Parent, the Board shall, from the date hereof until the Closing Date, grant such approvals to take such actions as are necessary so that the transactions contemplated by this Agreement, the Ancillary Agreements and the

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
transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated herein or therein and otherwise act to eliminate or minimize the effects of such statute or regulation on this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

         10.9 CONFIDENTIALITY AGREEMENTS. The Confidentiality Agreements (as defined in Section 12.15(a)) shall continue in full force and effect in accordance with their respective terms, except as expressly modified by this Agreement, including by the final sentence of Section 12.14, which shall be deemed to amend each of the Confidentiality Agreements.

         10.10 PREPARATION OF DISCLOSURE STATEMENT. The Company, Buyer, Parent and the Initial Sellers shall cooperate with one another in connection with the preparation and dissemination of the Disclosure Statement, including giving one another, together with their respective counsel, a reasonable opportunity to review and comment upon the Disclosure Statement prior to its dissemination to holders of Company Stock. Each of the Company, Buyer, Parent and each Initial Seller agree promptly to correct any information provided by it for use in the Disclosure Statement if and to the extent that such information shall have become false or misleading in any material respect, and each of Buyer, Parent, the Company and each Initial Seller further agrees to take all steps necessary to cause the Disclosure Statement, as so corrected, to be disseminated to holders of Company Stock, as and to the extent required by Applicable Law. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Disclosure Statement, each of Buyer, Parent, the Company and each Initial Seller will promptly inform the other of such occurrence and cooperate in disseminating such amendment or supplement to the holders of Company Stock. The Disclosure Statement will include the recommendation of the Board to holders of Company Stock recommending the transactions contemplated by this Agreement and the Ancillary Agreements.

         10.11 INSPECTION OF PROPERTIES. The Company shall permit Buyer from time to time until the Closing, at Buyer's expense, to visit and inspect the Company's or any Subsidiary's properties and to discuss the Company's or any Subsidiary's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Buyer on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Company; provided, however, that the Company shall not be obligated pursuant to this Section 10.11 to: (a) provide access to any information to any Person unless Buyer is responsible, pursuant to the Confidentiality Agreements, for the use and disclosure of any information obtained by such Person from the Company or a Subsidiary or (b) provide access to any information that would cause the loss of the attorney-client privilege with respect thereto.

         10.12 QUALIFIED PRIVATE OFFERING. No Seller shall take any action necessary or required to render or cause the transactions contemplated in this Agreement to fail to constitute a Qualified Private Offering in accordance with the terms of the Current Certificate and the Second Amended and Restated Stockholders' Agreement.

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

         10.13 RESTATED CERTIFICATES AND AMENDED AND RESTATED BY-LAWS. Prior to the Closing Date, the Company shall solicit the requisite holders of Common Stock required to approve the Restated Certificates and the Amended and Restated By-laws, and the Board shall recommend such approval.

         10.14 SERIES C WARRANTS. Each Seller agrees that, on or prior to the Closing, it shall deliver to the Company for cancellation the Series C Warrants (as defined in the Second Amended and Restated Stockholders' Agreement) held by such Seller. Buyer covenants and agrees that Novartis BioVentures Ltd. will, on or prior to the Closing, deliver to the Company for cancellation the Series C Warrants held by it.

         10.15 DISCLOSURE STATEMENT. The Company covenants and agrees that none of the information included in the Disclosure Statement (including, without limitation, the descriptions of the transactions contemplated by this Agreement and the Ancillary Agreements) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made herein by the Company with respect to any information supplied by any Seller or Buyer for inclusion in the Disclosure Statement.

         11. TERMINATION.

         (a) Notwithstanding anything to the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated by the Parties as follows:

         (i) upon mutual written agreement of Buyer, the Company and the Consenting Sellers;

         (ii) at the option of Buyer by giving written notice to the other Parties in the event there has been breach or failure to perform any representation, warranty, covenant or agreement on the part of the Company or any Seller, which breach or failure to perform (i) would cause the conditions set forth in Sections 6.1, 6.2 or 6.3 not to be satisfied and
     (ii) has not been cured by the Company or any Seller within thirty (30) days of its receipt of notice from Buyer of such breach or failure to perform;

         (iii) at the option of the Company or the Consenting Sellers, by giving written notice to the other Parties in the event there has been a breach or failure to perform any Buyer representation, warranty, covenant or agreement on the part of Buyer, which breach or failure to perform (i) would cause the conditions set forth in Sections 7.1 and 7.2, in the case of the Company, or Sections 8.2 and 8.3 in the case of the Sellers, not to be satisfied and (ii) has not been cured by Buyer within thirty (30) days of its receipt of notice from the Company or a Seller of such breach or failure to perform; or

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

         (iv) at the option of the Company, Buyer or the Consenting Sellers by giving written notice to the other Parties in the event the Closing has not occurred on or prior to September 30, 2003.

         (b) Notwithstanding the provisions of Section 11(a) above, a Party shall not be permitted to terminate this Agreement pursuant to this Section 11 if such Party is in breach or default of any of the terms of this Agreement or is the principal cause of another Party's breach or default of this Agreement which gives rise to such Party's termination right.

         (c) In the event of termination of this Agreement as provided in this
Section 11, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, the Company or the Sellers or their respective officers, directors, stockholders, general partners, limited partners, retired partners, managers, retired managers, members, retired members or other beneficial owners of such Seller or Affiliates; provided, however, that
(i) any such termination shall not relieve any Party from liability for any willful breach of this Agreement and (ii) the provisions of the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement.

         (d) In the event that, at Closing, any Initial Seller fails to deliver one or more stock certificates representing the number of Seller's Shares set forth opposite such Initial Seller's name in Adjusted Annex A in accordance with
Section 2.2, any other Initial Seller or Initial Sellers, acting alone or together, may sell to Buyer and, if offered, Buyer shall purchase from such other Initial Seller or Initial Sellers, at the Closing that additional number of shares of Company Stock held by such other Initial Seller or Initial Sellers equal to the number of Seller's Shares not delivered in accordance with Section
2.2 (the "Replacement Shares") on the same terms and conditions as set forth in
Section 1.1; provided, however, that Adjusted Annex A shall be adjusted to include the Replacement Shares set forth opposite the name or names of such Initial Seller or Initial Sellers to which the Replacement Shares correspond and as so adjusted shall be the "Adjusted Annex A."

     12. MISCELLANEOUS.

         12.1 INDEMNIFICATION.

         (a) Subject to the terms and conditions of this Section 12.1, after the Closing, each Seller shall severally, and not jointly, indemnify, defend and hold harmless Buyer and its Affiliates (other than the Company or any of its Subsidiaries or Novartis BioVentures Ltd.) and each of their respective officers, directors and employees (the "Buyer Indemnitees") from and against any and all losses (including, without limitation, a diminution of the value of the Purchased Shares)), liabilities, obligations, monetary damages, fines, fees, penalties, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) (collectively, "Damages"), to the extent arising or resulting from (i) any untruth, inaccuracy or breach of any representation or warranty of (A) the Company contained in this Agreement or (B) such Seller contained in this

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
Agreement and (ii) any non-fulfillment or breach of any covenant or agreement of such Seller contained in this Agreement.

         (b) Subject to the terms and conditions of this Section 12.1, after the Closing, the Company shall indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all Damages, to the extent arising or resulting from any non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement.

         (c) Subject to the terms and conditions of this Section 12.1, after the Closing, Buyer shall indemnify, defend and hold harmless each Seller and its Affiliates (other than the Company or any of its Subsidiaries) and each of their respective officers, directors, employees, stockholders, general partners, limited partners, retired partners, managers, retired managers, members, retired members or other beneficial owners of such Seller (the "Seller Indemnitees") from and against any and all Damages, to the extent arising or resulting from
(i) any untruth, inaccuracy or breach of any representation or warranty of Buyer contained in this Agreement and (ii) any non-fulfillment or breach of any covenant or agreement of Buyer contained in this Agreement.

         (d) All claims for indemnification made under this Section 12.1 resulting from, related to or arising out of a third party claim against an Indemnified Party (as defined below) shall be made in accordance with the following procedures. A person entitled to indemnification under this Section
12.1 (an "Indemnified Party") shall give prompt written notification to (i) the applicable Seller (in the case of an indemnification claim under Sections 12.1(a)(i)(B) or 12.1(a)(ii)) or Sellers (in the case of an indemnification claim under Section 12.1(a)(i)(A)) from which indemnity may be due hereunder as a result of such claim, (ii) the Company or (iii) Buyer, as the case may be, hereunder (in each case, the "Indemnifying Parties") of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party. Such notification shall include a reasonable description (to the extent known by the Indemnified Party) of the facts constituting the basis for such third party claim and the amount of the Damages claimed (the "Indemnification Claim"). Within 30 days after delivery of such notification, the Indemnifying Parties may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of such Indemnification Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party's own expense unless (A) the employment thereof has been specifically authorized by the Indemnifying Parties in writing, (B) the Indemnifying Parties have failed to assume the defense and employ counsel in accordance with this Section 12.1(d) in a timely manner (in which case the Indemnified Party shall control the defense) or (C) the Indemnified Party has reasonably concluded that there is an actual or potential conflict of interest between the parties or there may be one or more legal defenses that are different from or in addition to those available to the Indemnifying Parties (in which case the Indemnifying Parties shall not have the right to assume the defense of such action on behalf of the Indemnified Party and the Indemnifying Parties

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
shall be liable for all fees and expenses of one legal counsel incurred by the Indemnified Party in furtherance thereof). The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Company agrees to use reasonable efforts to cooperate with the Party controlling such defense to the extent reasonably requested in connection with the defense of such claim. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Parties, which consent shall not be unreasonably withheld. The Indemnifying Parties shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

         (e) Notwithstanding the foregoing provisions of this Section 12.1, (A) no Seller shall be responsible pursuant to Section 12.1(a) for any Damages suffered by any Buyer Indemnitee (x) unless a claim therefor is asserted in writing (i) with respect to the representations and warranties contained in
Section 4.20 (Taxes) within thirty (30) days after the expiration of the applicable statute of limitation, (ii) with respect to the representations and warranties contained in Section 3.1 (Stock Ownership) or Section 4.25 (Environmental Matters) within three (3) years of the Closing Date, (iii) with respect to the representations and warranties contained in Section 4.11 (Intellectual Property), to the extent such representations and warranties do not relate to the HCV Drug Candidates (as defined in the Development, License and Commercialization Agreement), within two years of the Closing Date, (iv) with respect to the representations and warranties contained in Section 4.11 (Intellectual Property), to the extent such representations and warranties relate to the HCV Drug Candidates, prior to the earliest to occur of (1) the second anniversary of the first of the Contingent Payments, (2) Buyer failing to exercise the Novartis HCV Option (as defined in the Development, License and Commercialization Agreement) in accordance with Section 3.2(a) thereof, provided, that the Company has provided the Commencement Notice (as defined in the Development, License and Commercialization Agreement) in accordance with
Section 3.2(a) thereof, (3) Buyer giving notice of termination of the Development, License and Commercialization Agreement in its entirety or with respect to the HCV Product throughout the Territory (as defined in the Development, License and Commercialization Agreement) pursuant to Section 12.3 or Section 12.4 thereof, (4) the termination of the Development, License and Commercialization Agreement by the Company in its entirety or with respect to the HCV Product throughout the Territory pursuant to Section 12.3 thereof; and
(5) the six year anniversary of the Closing Date, (v) with respect to the representations and warranties contained in Section 3.2 (Authority; Execution and Delivery) at any time from and after the Closing, and (vi) within eighteen
(18) months after the Closing Date with respect to all other representations and warranties of the Company or such Seller, failing which such claim shall be waived and extinguished; provided, however, that if notice with respect to an indemnifiable claim is provided within the applicable time periods specified above, the right to indemnity thereunder shall remain in full force and effect until the final resolution thereof; or (y) which exceed (i) with respect to the representations and warranties of such Seller contained in Section 3.1

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(Stock Ownership) and the covenants and agreements of such Seller contained in this Agreement, an amount equal to such Seller's Individual Closing Consideration (as to each Seller, the "Individual Title/Covenants Cap") or (ii) with respect to the representations and warranties of the Company and all representations and warranties of such Seller (other than those contained in Section 3.1 (Stock Ownership)), an amount equal to the product of (1) such Seller's Individual Closing Consideration and (2) 0.30 (such product, as to each Seller, the "Individual Other Reps Cap" and, together with the Individual Title/Covenants Cap, the "Individual Caps"); and (B) no Buyer Indemnitee shall be entitled to indemnification pursuant to Section 12.1(a) for any Damages suffered by any such Buyer Indemnitee unless the aggregate amount of all Damages suffered by the Buyer Indemnitees exceed, on a cumulative basis, [**]; provided, however, that in the event such Damages exceed [**], Buyer Indemnitees shall be entitled to indemnification for the aggregate amount of all such Damages, on a cumulative basis, from the first dollar thereof (the "Aggregate Basket"); provided further, that Buyer Indemnitees' right to seek indemnification from any Seller hereunder for any Damages arising out of fraud on the part of such Seller shall not be subject to, or limited by, the Aggregate Basket or the Individual Caps with respect to such Seller. Notwithstanding anything herein to the contrary but subject to the final proviso of the immediately preceding sentence, in no event shall a Seller's liability hereunder exceed, in the aggregate, its Individual Title/Covenants Cap. Any claims by any Buyer Indemnitees against the Company for any Damages arising out of fraud on the part of the Company shall not be subject to, or limited by, the Aggregate Basket or the Individual Caps. Any claims by any Buyer Indemnitees against the Sellers for Damages arising out of fraud of the Company shall be subject to the Individual Other Reps Cap applicable to each Seller and the Aggregate Basket and must be asserted within two (2) years of the Closing Date.

         (f) Notwithstanding the foregoing provisions of this Section 12.1, (A) Buyer shall not be responsible pursuant to Section 12.1(c) for any Damages suffered by any Seller Indemnitee unless a claim therefor is asserted in writing
(i) if and only to the extent Parent ADSs are issued in connection with a Contingent Payment pursuant to Section 1.2, with respect to the representations and warranties contained in Section 5.2(b) and Section 5.2(c) (but only to the extent such representations and warranties relate to such Parent ADSs), Section
5.3 (SEC Reports), Section 5.4 (Issuance of Shares) and Section 5.9 (Offer and Sale of Parent ADSs), within eighteen (18) months after a Contingent Payment Date on which Parent ADSs are issued, (ii) with respect to the representations and warranties contained in Section 5.2(a), at any time from and after the Closing and (iii) within eighteen (18) months after the Closing Date with respect to all other representations and warranties of Buyer, failing which such claim shall be waived and extinguished; provided, however, that if notice with respect to an indemnifiable claim is provided within the applicable time periods specified above, the right to indemnity thereunder shall remain in full force and effect until the final resolution thereof; (B) no Seller Indemnitee shall be entitled to indemnification pursuant to Section 12.1(c)(i) with respect to the representations and warranties referenced in the immediately preceding clauses
(A)(ii) and (A)(iii) above, for any Damages suffered by any such Seller Indemnitee unless the aggregate amount of such Damages suffered by the Seller Indemnitees exceed, on a cumulative basis, the Aggregate Basket; provided, however, that in the event such Damages exceed the Aggregate Basket, Seller Indemnitees shall be entitled to indemnification for the aggregate amount of all such Damages, on a cumulative basis, from the first dollar thereof; and (C) the aggregate liability of Buyer hereunder for Damages suffered by Seller Indemnitees shall in no event exceed (i) (x) [**] plus, in each case, reasonable attorneys' fees and expenses incurred by the Sellers in connection with the assertion of a claim for indemnity hereunder, in each case, with respect to claims brought pursuant to Section 12.1(c)(i) (but only to the extent Parent ADSs are issued in connection with a Contingent Payment pursuant to Section 1.2 and only with respect to the representations and warranties referenced in the immediately preceding clause (A)(i) above) and Section 12.1(c)(ii) (as applicable, the "Buyer Shares/Covenants Cap"), or (ii) [**] with respect to claims brought pursuant to Section 12.1(c)(i) with respect to the representations and warranties referenced in clauses (A)(ii) and (A)(iii) above, (the "Buyer Reps Cap"); provided, further, that the Seller Indemnitees' right to seek indemnification hereunder for any Damages arising out of fraud shall not be subject to, or limited by, the Aggregate Basket, the Buyer Shares/Covenants Cap or the Buyer Reps Cap.

         (g) In no event shall any of the Indemnifying Parties be responsible or liable for any Damages or other amounts under this Section 12.1 that are consequential, in the nature of lost profits, special or punitive or otherwise not actual damages, including, without limitation, consequential damages arising from termination of the Development, License and Commercialization Agreement. Each Party shall (and shall cause its Affiliates to) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to it under this Section 12.1.

         (h) The amount of Damages recoverable by an Indemnified Party under this Section 12.1 with respect to an indemnity claim shall be reduced by (i) the amount of any payment received by such Indemnified Party, with respect to the Damages to which such indemnity claim relates, from an insurance carrier or a third party and (ii) the proportional amount attributable to such Indemnified Party of any payment received by the Company, with respect to the Damages suffered derivatively by such Indemnified Party to which such indemnity claim relates, from an insurance carrier or a third party. An Indemnified Party, or the Company, with respect to Damages suffered derivatively by an Indemnified Party, shall use commercially reasonable efforts to pursue all insurance claims and claims against third parties to which it may be entitled in connection with any

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Damages it incurs, and the Parties shall cooperate with each other in pursuing such claims with respect to any Damages or any indemnification obligations with respect to Damages. If an Indemnified Party or the Company receives any insurance or third party payment in connection with any claim for Damages for which an Indemnified Party has already received an indemnification payment from any of the Indemnifying Parties, such Indemnified Party shall pay to such Indemnifying Parties, pro rata based on the amount paid by such Indemnifying Parties, within 60 days of such Indemnified Party's or the Company's receipt of such insurance or third party payment, an amount, not to exceed the amount previously paid by the Indemnifying Parties under this Section 12.1, equal to the excess of (A) the amount previously received by the Indemnified Party under this Section 12.1 with respect to such claim plus the amount of the insurance or third party payments received by the Indemnified Party or an appropriate amount to reflect such payments received by the Company, as the case may be, over (B) the amount of Damages with respect to such claim which the Indemnified Party has become entitled to receive under this Section 12.1.

         (i) Notwithstanding anything herein to the contrary, the amount of Damages recoverable by a Buyer Indemnitee pursuant to Section 12.1(a)(i)(A) arising out of or resulting from any untruth, inaccuracy or breach of the representations and warranties of the Company in Section 4.11(g)(i) shall be reduced by the amount of reasonable payments made by the Company of royalties, fees or other amounts pursuant to, and in accordance with, those obligations provided in Section 8.7 of the Development, License and Commercialization Agreement which are solely the responsibility of the Company in connection with obtaining rights under any Blocking Third Party Intellectual Property Rights (as defined in the Development, License and Commercialization Agreement) which are the subject of such claim for Damages by a Buyer Indemnitee.

         (j) No Seller shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

         (k) The rights of the Indemnified Parties under this Section 12.1 shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims relating to the transactions that are the subject of this Agreement, except to the extent Damages were caused by fraud; provided, however, that (i) the rights of the Buyer Indemnitees pursuant to this Section 12.1 shall be the sole and exclusive remedies of the Buyer Indemnitees and their respective Affiliates from any Seller with respect to Damages arising out of fraud of the Company and (ii) no Seller shall have any responsibility or liability for fraud of any other Seller.

         (l) Notwithstanding the foregoing, but subject to the Aggregate Basket and the Individual Other Reps Cap, Buyer hereby agrees for itself and the other Buyer Indemnitees that any claim asserted by any Buyer Indemnitee under Section 12.1(a)(i)(A) will be asserted (x) (to the extent recovery against a Primary Seller (as defined in Section 12.15(a)) is available to the Buyer Indemnitees pursuant to such Primary Seller's then remaining Individual Other Reps Cap) against each of the Primary Sellers and (y) in a proportionate manner such that the amount sought from each Primary

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
Seller is equal to the product of (1) the aggregate Damages sought in connection with such claim and (2) the quotient obtained by dividing (A) such Primary Seller's Individual Closing Consideration by (B) the sum of the Individual Closing Consideration received by all Primary Sellers (such product of (1) and (2), the "Pro Rata Portion"); provided, however, that to the extent any Primary Seller's Pro Rata Portion of any claim exceeds such Primary Seller's then remaining Individual Other Reps Cap (i.e., such Seller's Individual Other Reps Cap less the aggregate amounts actually paid by such Seller under this Section
12.1 to, or on behalf of, Buyer Indemnitees), Buyer may seek such excess amounts from the other Primary Sellers on the same basis as set forth in this Section 12.1(l) or any other Seller (other than a Primary Seller); provided further, however, that the aggregate amount of any and all Damages the Buyer Indemnitees can recover from any Seller under Section 12.1(a)(i)(A) shall not exceed the portion of such Seller's Individual Other Reps Cap remaining at such time (i.e., such Seller's Individual Other Reps Cap less the aggregate amounts actually paid by such Seller under this Section 12.1 to, or on behalf of, Buyer Indemnitees).

         (m) Each member of the CSFB Group (as defined in Section 12.15(a)) hereby irrevocably appoints CSFB as its representative and attorney-in-fact to receive and give on such member's behalf all notices, to make on such member's behalf all elections and determinations and to take on such member's behalf all other actions, in each case, as may be contemplated to be so received, given, made or taken by any member of the CSFB Group by the provisions of Section 12.1. Each notice given to CSFB under Section 12.1 by the Company or any Buyer Indemnitee shall be deemed to have also been given to each member of the CSFB Group. Each member of the MPM Group (as defined in Section 12.15(a)) hereby irrevocably appoints MPM as its representative and attorney-in-fact to receive and give on such member's behalf all notices, to make on such member's behalf all elections and determinations and to take on such member's behalf all other actions, in each case, as may be contemplated to be so received, given, made or taken by any member of the MPM Group by the provisions of Section 12.1. Each notice given to MPM under Section 12.1 by the Company or any Buyer Indemnitee shall be deemed to have also been given to each other member of the MPM Group. Each member of the TVM Group (as defined in Section 12.15(a)) hereby irrevocably appoints TVM as its representative and attorney-in-fact to receive and give on such member's behalf all notices, to make on such member's behalf all elections and determinations and to take on such member's behalf all other actions, in each case, as may be contemplated to be so received, given, made or taken by any member of the TVM Group by the provisions of Section 12.1. Each notice given to TVM under Section 12.1 by the Company or any Buyer Indemnitee shall be deemed to have also been given to each other member of the TVM Group.

         (n) To the extent that any indemnification payment made pursuant to
Section 12.1(a)(i)(A) by any Seller with respect to a claim or claims arising hereunder is in excess of an amount equal to such Seller's Percentage Ownership of the total amount of such claim or claims (each such Seller an "Overpaying Seller"), such Overpaying Seller shall have the right of contribution against each other Seller that has not paid its Percentage Ownership of the total amount of such claim (each such Seller, an "Underpaying Seller"). Each Underpaying Seller hereby agrees to be responsible for

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
contribution, and to pay, each Overpaying Seller the amount equal to the product of (x) the amount by which such Underpaying Seller's Percentage Ownership of such claim or claims exceeds the amount paid by such Underpaying Seller with respect to such claim or claims and (y) a fraction the numerator of which is the amount by which the amount paid by such Overpaying Seller with respect to such claim or claims exceeds such Overpaying Seller's Percentage Ownership of such claim or claims and the denominator of which is the aggregate amount by which the amount paid by all such Overpaying Sellers exceeds the aggregate amount of all such Overpaying Sellers' Percentage Ownership of such claim or claims; provided, however, that in no event shall any such Underpaying Seller be obligated at any time to pay to the Overpaying Sellers with respect to any claim more than the portion of such Underpaying Seller's Individual Other Reps Cap remaining at such time (i.e., such Seller's Individual Other Reps Cap less the aggregate amounts actually paid by such Seller under this Section 12.1 to, or on behalf of, Buyer Indemnitees).

         (o) Notwithstanding anything herein to the contrary, in no event shall
(A) any Seller (or any Affiliate thereof) have any responsibility or liability for any Damages to the extent arising or resulting from (i) any untruth, inaccuracy or breach of any representation or warranty of another Seller (or any Affiliate thereof) contained in this Agreement and (ii) any non-fulfillment or breach of any covenant or agreement of another Seller (or any Affiliate thereof) contained in this Agreement or (B) the Company have any responsibility or liability for any Damages to the extent arising or resulting from (i) any untruth, inaccuracy or breach of any representation or warranty of any Seller (or any Affiliate thereof) contained in this Agreement or (ii) any non-fulfillment or breach of any covenant or agreement of any Seller (or any Affiliate thereof other than the Company) contained in this Agreement.

         (p) Notwithstanding anything to the contrary contained in this Agreement, Buyer shall be entitled to offset the amount of any Damages for which it is entitled to indemnification under this Section 12.1 against any amounts payable by Buyer to a Seller pursuant to Section 1.2 to the extent such Damages are not otherwise paid to Buyer Indemnitees; provided, however, that, with respect to the amount of such Damages pursuant to Section 12.1(a)(i)(A) above, such offset shall be limited to, in the case of each Seller, an amount equal to the product of (i) the aggregate amount of such Damages and (ii) such Seller's Percentage Ownership; provided, further, that, in no event shall any such offset exceed such Seller's Individual Caps.

         12.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, neither this Agreement nor any of the rights, interest or obligations of the Parties and Parent hereunder shall be assigned or otherwise transferred (whether voluntarily, by operation or law or otherwise) by any Party or Parent without the prior written consent of Buyer, the Company and Consenting Sellers. Notwithstanding the foregoing, prior to the Closing Date, Buyer may assign its rights, together with all of its obligations, under this Agreement to an Affiliate of Buyer provided that, in such event, Buyer shall continue to remain liable for all of its obligations under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and Parent and their respective permitted successors, assigns, heirs, executors and administrators. This

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
Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the Parties and Parent any rights or remedies hereunder.

         12.3 ENTIRE AGREEMENT. This Agreement together with the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto; provided, however, that this Agreement is not intended to supersede the Development, License and Commercialization Agreement, Supply Agreement or Confidentiality Agreements, in each case between the Company and Buyer.

         12.4 GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of New York (without regard to the conflict of law principles thereof). Each of the Parties and Parent irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof shall be brought and determined in the United States District Court for the Southern District of New York or if such legal action or proceeding may not be brought in such court for jurisdictional purposes, in the Supreme Court of New York. Each of the Parties and Parent hereby (x) irrevocably submits with regard to any such action or proceeding to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any transaction contemplated hereby and waives the defense of sovereign immunity, (y) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or that such action is brought in an inconvenient forum and (z) agrees that it shall not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any New York state or federal court sitting in New York, New York.

         12.5 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided, however, that each executed Joinder Agreement signature page shall constitute a counterpart to this Agreement, each of which shall be deemed an original, but all of which together with the signature pages hereto shall constitute one and the same instrument.

         12.6 TITLES AND SUBTITLES. The descriptive headings of sections and paragraphs of this Agreement are used for convenience only and do not constitute a part of, and are not to be considered in construing or interpreting, this Agreement.

         12.7 NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

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         12.8 NOTICES. All notices, requests, consents and other communications hereunder to any Party shall be given in writing or upon receipt of a telecopy (with confirmation of such telecopy being received) and addressed or telecopied to the Party to be notified at the address or telecopier number indicated for such Party, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all Parties and shall be deemed effectively given upon personal delivery to the Party to be notified or five days after being duly sent by first class registered or certified mail, postage prepaid, or the following business day after being sent by overnight courier or when receipt is mechanically acknowledged, if telecopied:

To Buyer:                       Novartis Pharma AG
                                Lichtstrasse 35
                                CH-4002 Basel
                                Switzerland
                                Attention: Chief Executive Officer
                                Telecopy: 41-61-324-6677

With a copy (which shall not    Novartis Pharma AG
constitute notice) to:          Lichtstrasse 35
                                CH-4002 Basel
                                Switzerland
                                Attention: General Counsel
                                Telecopy: 41-61-324-6859

With a copy (which shall not    Novartis Corporation
constitute notice) to:          608 Fifth Avenue
                                New York, New York 10020
                                Attention: General Counsel
                                Telecopy: (212) 830-2416

With a copy (which shall not    Dewey Ballantine LLP
constitute notice) to:          1301 Avenue of the Americas
                                New York, New York 10019
                                Attention: Morton A. Pierce, Esq.
                                Telecopy: (212) 259-6333

To the Company:                 Idenix Pharmaceuticals, Inc.
                                125 CambridgePark Drive
                                Cambridge, Massachusetts 02140
                                Attention: Chief Executive Officer
                                Telecopy: (617) 250-3101

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

With a copy (which shall not    Idenix Pharmaceuticals, Inc.
constitute notice) to:          125 CambridgePark Drive
                                Cambridge, Massachusetts  02140
                                Attention: General Counsel
                                Telecopy: (617) 250-3101

With a copy (which shall not    Hale and Dorr LLP
constitute notice) to:          60 State Street
                                Boston, Massachusetts  02109
                                Attention: Susan W. Murley, Esq.
                                Telecopy: (617) 526-5000

To Initial Sellers:             See Annex A attached hereto.

To Additional Sellers:          Idenix Pharmaceuticals, Inc.
                                125 CambridgePark Drive
                                Cambridge, Massachusetts 02140
                                Attention: General Counsel
                                Telecopy: (617) 250-3101

                                Provided, however, that upon the Company's receipt of notice sent to the Company on behalf of an Additional Seller, the Company covenants and agrees to promptly forward such notice to such Additional Seller.

         12.9 FINDER'S FEE. Buyer agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which Buyer or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Buyer from any liability for any commission or compensation in the nature of a finder's fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         12.10 EXPENSES AND FEES. Each Party shall pay its own costs, fees and expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

         12.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with

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the written consent of Buyer, the Company and the Consenting Sellers; provided, however, that if any such waiver would adversely affect the rights of any Party hereto disproportionately with respect to the rights of the other Parties hereto, such Party's consent shall be required. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Seller without the written consent of such Seller unless such amendment, termination or waiver applies to all Sellers in the same fashion. Any amendment or waiver effected in accordance with this Section 12.11 shall be binding upon Buyer, the Company and each Seller.

         12.12 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by another Party under this Agreement or the Ancillary Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver of any kind or character on Buyer's part of any breach, default or noncompliance under this Agreement or the Ancillary Agreements or any waiver on such party's part of any provisions or conditions of the Agreement or the Ancillary Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing.

         12.13 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of the Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement; provided, however, that any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.14 CONFIDENTIALITY AND PUBLICITY. From and after the date hereof, the provisions of the Confidentiality Agreements shall apply to any information disclosed pursuant to or in connection with this Agreement. Notwithstanding the foregoing, to the extent not otherwise disclosed publicly (other than as a result of a violation of this Section 12.14), none of the Company, the Sellers, Buyer or Parent will disclose to any Person (other than its Affiliates, attorneys, accountants, employees, officers, directors, members, managers, partners and other representatives and beneficial holders thereof) or Governmental Entity the existence or terms of, or any information obtained in connection with, this Agreement or any of the transactions contemplated hereby without the prior written consent of Buyer and the Company, except (i) as may, in the reasonable opinion of such Party's counsel, be required by Applicable Law or (ii) as may be required by a Governmental Entity (in which events the disclosing party will first consult with the other Parties (other than Sellers) with respect to such disclosure to the extent permissible and practicable). If Buyer, Parent or the Company is required to provide a copy of this Agreement or any related document to any third party (other than their respective Affiliates, attorneys, accountants, employees, officers, directors, members, retired members, managers, retired managers, partners, retired partners and other representatives

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
and beneficial holders thereof), the disclosing party shall ensure that such document is redacted in consultation with the non-disclosing Parties (other than Sellers), to the extent practicable and permitted by Applicable Law, to eliminate all confidential information. The non-disclosing Parties (other than Sellers) shall have the right to review and approve each such document prior to its submission to any third party; provided, however, that such approval shall not be unreasonably withheld or delayed. Unless not permitted by law, in which case the maximum period allowable shall be provided, each Party shall use its reasonable efforts to complete such review as soon as practicable; provided, however, that such review shall be completed within ten (10) business days. Notwithstanding anything in this Agreement to the contrary, not more than five
(5) days prior to the end of the Joinder Period, the Company, Buyer and any Initial Seller desiring to issue a press release upon the consummation of, and in connection with, the transactions contemplated by this Agreement, shall notify the other Parties of such desire and the Parties shall use commercially reasonable efforts to collaborate and agree upon the proper content of such a press release; provided, however, that the issuance of such press release shall require the written consent of the Company, Buyer and the Consenting Sellers (which consent shall not be unreasonably withheld or delayed). The Company, Parent, Buyer and such Initial Sellers may each issue a press release after the Closing containing such agreed upon content. Notwithstanding the foregoing, the Company or any Seller (and each employee, representative, or other agent thereof) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure.

         12.15 DEFINITIONS.

         (a) As used in this Agreement, the following terms shall have the following meanings:

         "Accredited Seller" means any Seller under this Agreement who is listed on Annex C attached hereto.

         "Accredited Seller Percentage" means, as to each Accredited Seller, the quotient obtained by dividing (A) the number of Seller's Shares of such Accredited Seller by (B) the sum of the number of Seller's Shares of all of the Accredited Sellers.

         "Acquisition Proposal" means any (i) offer or proposal for, or any indication of interest in, any (A) direct or indirect acquisition or purchase of the Company or any Subsidiary that constitutes 10% or more of the net revenues, net income or assets of the Company and such Subsidiaries, taken as a whole; (B) direct or indirect acquisition or purchase of 10% or more of any class of equity securities, or 10% of the voting power, of the Company or any Subsidiary whose business constitutes 10% or more of the net revenues, net income or assets of the Company and such Subsidiaries, taken as a whole; (C) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 10% or more of any class of equity securities, or 10% of the voting power, of the Company or any Subsidiary whose business constitutes 10% or more of the net revenues, net income or assets of the Company and such Subsidiaries, taken as

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
a whole; or (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary whose business constitutes 10% or more of the net revenue, net income or assets of the Company and such Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement; or (ii) offer or proposal to enter into, or any indication of interest in entering into, a Contract relating to the Development or Commercialization of any product to which Buyer has or will have rights pursuant to the Development, License and Commercialization Agreement.

         "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Aggregate Accredited Contingent Amount" means [**].

         "Aggregate Accredited Contingent Cash Payment" means [**].

         "[**]" means [**].

         "[**]" means [**].

         "[**]" means the average closing price of a Parent ADS on the New York Stock Exchange, as reported in The Wall Street Journal, Northeastern edition, for the thirty (30) consecutive trading days ending on the trading day immediately preceding the [**].

         "[**]" means the average closing price of a Parent ADS on the New York Stock Exchange, as reported in The Wall Street Journal, Northeastern edition, for the thirty (30) consecutive trading days ending on the trading day immediately preceding the [**].

         "Balance Sheet Date" means December 31, 2002.

         "Board" means the board of directors of the Company.

         "Cagliari Co-Operative Agreement" means the Co-operative Antiviral Research Activity Agreement, dated as of January 4, 1999, by and among Idenix SARL, as successor to Novirio SARL, on behalf of itself and the Company (as successor to Novirio Pharmaceuticals Limited), and the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari, as amended.

         "Cagliari License Agreement" means the License Agreement, dated as of December 14, 2000, by and between the Company (as successor to Novirio Pharmaceuticals Limited) and the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari, as amended.

         "Certificate Amendment" means the amendment to the Current Certificate included in the Stockholder Consent that provides, among other things, that the

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provisions of Section B(4)(e) of Article FOURTH of the Current Certificate shall not apply to any transaction unless the holders of the Requisite Percentage (as defined in Section 12.15(a)) of the outstanding Preferred Stock determine that such provision shall apply.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended, and the resolutions promulgated thereunder.

         "Common Stock" means common stock, par value $0.001 per share, of the Company.

         "Company Material Adverse Effect" means any material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of the Company and its Subsidiaries, taken as a whole, other than changes, effects or circumstances (i) that are the result of factors generally affecting the pharmaceutical industry or (ii) that are attributable to the announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

         "Company Contractor" means any Person with which the Company or any of its Subsidiaries formerly or presently had or has any agreement or arrangement (whether oral or written) under which that Person has or had physical possession of, or was or is obligated to develop, test, process, investigate, manufacture or produce, any Regulated Product on behalf of the Company or any of its Subsidiaries.

         "Company Stock" means Preferred Stock and Common Stock.

         "Compulsory Transfer Determination" means the determination included in the Stockholder Consent by holders of the Requisite Percentage of the outstanding Preferred Stock that the terms of Section B(4)(e) of Article FOURTH of the Current Certificate shall not apply to the transactions contemplated by this Agreement.

         "Confidentiality Agreements" mean the Confidentiality Agreements between the Company and Buyer entered into as of February 1, 2002, September 6, 2002 and October 8, 2002.

         "Contingent Payment" means the consideration set forth in Sections 1.2(b) and/or 1.2(c), as applicable.

         "Consenting Sellers" means, prior to the Closing Date, the holders of sixty-six and two-thirds percent (66-2/3)% of the shares of Company Stock held by the Initial Sellers prior to the Closing, and, after the Closing Date, the holders of a sixty-six and two-thirds percent (66-2/3)% of the shares of Common Stock sold by the Sellers pursuant to this Agreement; provided, however, that, after the Closing Date with respect to matters relating to Sections 12.2 (Successor and Assigns) and 12.14 (Confidentiality and Publicity) of this Agreement, "Consenting Sellers" shall mean the Sellers representing sixty percent (60.0)% of the Purchased Shares.

         "CSFB" means Credit Suisse First Boston Equity Partners, L.P.

         "CSFB Group" means CSFB, Credit Suisse First Boston Equity Partners (Bermuda), L.P., Credit Suisse First Boston U.S. Executive Advisors, L.P., EMA Private Equity Fund 2000, L.P. and EMA Partners Fund 2000, L.P.

         "EC Regulation" means Council Regulation (EEC) No. 4064/89 of December 21, 1989, on the control of concentrations between undertakings, as amended, of the Council of the European Union or any other similar regulation of the European Union and/or applicable in Europe.

         "FDA" means the United States Food and Drug Administration or its successor and corresponding regulatory agencies in other counties and states of the United States.

         "Fully-Diluted Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock (whether vested or unvested) outstanding at such time (including any restricted stock), assuming conversion of (i) all outstanding securities that are exercisable for, convertible into or exchangeable for Common Stock (including any shares of Common Stock issuable in satisfaction of a dividend payable thereon) and (ii) all outstanding options (whether vested or unvested), warrants (other than the Series C Warrants) and other rights to subscribe for or acquire (A) Common Stock or (B) other securities that are convertible into or exchangeable for Common Stock, in each case, whether at the time of issuance or upon passage of time or the occurrence of some future event; provided, however, that the rights to subscribe for shares of Common Stock or other securities contained in Section 4 of the Second Amended and Restated Stockholders' Agreement shall not be included in such definition.

         "Indebtedness" means (i) all debt for borrowed money and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other obligations whether direct or indirect in respect of indebtedness or performance of others relating to payment obligations, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; or (iv) obligations to reimburse issuers of any letters of credit.

         "Management Seller" means (i) the individuals listed on Annex B attached hereto and (ii) any other individual who enters into an employment agreement or consulting agreement with the Company between the date hereof and the Closing Date.

         "Montpellier Cooperative Agreement" means the Cooperative Agreement, dated as of January 4, 1999, by and among Idenix SARL, as successor to Novirio SARL, acting on behalf of the Company (as successor to Novirio Pharmaceuticals Limited), Le

Centre National de la Recherche Scientifique and L'Universite Montpellier II, as amended.

         "MPM" means BB BioVentures L.P.

         "MPM Group" means MPM, MPM BioVentures Parallel Fund, L.P., MPM Asset Management LLC and MPM Asset Management Investors 1998 LLC.

         "Non-Accredited Seller" means each Seller other than an Accredited Seller.

         "Parent" means Novartis AG, a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstrasse 35, CH-4002, Basel, Switzerland.

         "Parent ADSs" means the American Depositary Shares of Parent representing the Registered Shares and evidenced by the American Depositary Receipts. References in this Agreement to Parent ADSs include the American Depositary Receipts evidencing the Parents ADSs.

         "Percentage Ownership" means, with respect to each Seller, the quotient obtained by dividing (a) the number of Seller's Shares of such Seller as set forth on Adjusted Annex A as of the Closing Date by (y) the number of Purchased Shares.

         "Preferred Stock" means preferred stock par value $0.001 per share, of the Company.

         "Primary Sellers" means the Initial Sellers plus the next six largest Sellers of Purchased Shares (as set forth on Adjusted Annex A) hereunder who are not Initial Sellers (who shall be indicated as such on Adjusted Annex A).

         "Purchased Shares" means the number of shares set forth on Adjusted Annex A as of the Closing Date, which shares represent the sum of all Seller's Shares as determined pursuant to Section 1.1(c) of this Agreement.

         "QPO Determination" means the determination included in the Stockholder Consent by the holders of the Requisite Percentage of the outstanding Preferred Stock that the transaction contemplated by this Agreement constitutes a Qualified Private Offering in accordance with the terms of the Current Certificate and the Second Amended and Restated Stockholders' Agreement.

         "Requisite Percentage" means eighty-five percent (85.0%).

         "Regulated Product" means any product which is subject to the jurisdictions of a Regulatory Agency.

         "Regulatory Agency" means any Governmental Entity with authority over the marketing, pricing and/or sale of a pharmaceutical product in a country, including, without limitation, the FDA (as defined in Section 12.15(a)) and the European Medicines Evaluation Agency and foreign and international equivalents thereof (or their successors).

         "Regulatory Agency approvals and applications" means any effective investigational new drug application, an approved new drug application or its equivalent approved by a Regulatory Agency, and any application that has been filed with a Regulatory Agency pursuant to any Regulatory Law.

         "Regulatory Law" means any statute, regulation or judicial interpretation relating to any Regulated Product, including, without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. sec. 301 et seq., as amended, and equivalent statutes and regulations adopted by countries, international bodies and other jurisdictions, in addition to the United States, where the Company or any of its Subsidiaries has facilities, does business, or directly or through others sells or offers for sale any Regulated Product.

         "Second Amended and Restated Stockholders' Agreement Amendment" means the amendment to the Second Amended and Restated Stockholders' Agreement and included in the Stockholder Consent that, among other things, rendered the provisions of Section 5 thereof inapplicable to the transactions contemplated by this Agreement.

         "Second Amended and Restated Stockholders' Agreement Termination" means the agreement of certain Sellers and other signatories thereto to be effective upon the Closing and included in the Stockholder Consent to terminate the Second Amended and Restated Stockholders' Agreement upon the Closing at which time such agreement shall be of no further force and effect.

         "Selling Percentage" means the result obtained by dividing (i) the result obtained by subtracting (A) the number of Management Shares Sold from (B) the result obtained by multiplying (1) 0.51 by (2) Fully Diluted Common Stock Deemed Outstanding on the Closing Date by (ii) the total number of shares of Vested Stock owned by the Sellers (other than the Management Sellers) as of the Closing Date in the aggregate.

         "Series A Convertible Preferred Stock" means Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

         "Series B Convertible Preferred Stock" means Series B Convertible Preferred Stock, par value $0.001 per share, of the Company.

         "Series C Convertible Preferred Stock" means Series C Convertible Preferred Stock, par value $0.001 per share, of the Company.

         "Series C Purchase Agreement Amendment" means the amendment to the Securities Purchase Agreement among Novirio Pharmaceuticals Limited and the several parties named therein, dated as of April 24, 2001, that, among other things, terminates Articles VII and VIII thereof upon the Closing.

         "Series C Warrant Amendment" means the amendment of the Series C Warrants included in the Stockholder Consent that amended Sections 5.3(b)(i), 5.4(a)(i) and 5.4(b) of the Series C Warrant, as more fully set forth in the Stockholder Consent.

         "Stockholder Consent" means the Consent executed by Initial Sellers and other stockholders of the Company that are signatories thereto delivered to the Company on or prior to the date hereof and set forth in Section 4.7 of the Company Disclosure Schedule, which Consent includes, among other things, (i) the approval of this Agreement, the Ancillary Agreements, the Certificate Amendment, the Series C Purchase Agreement Amendment, the Second Amended and Restated Stockholders' Agreement Amendment and the Series C Warrant Amendment and the consummation of the transactions contemplated hereby and thereby, (ii) the QPO Determination and the Compulsory Transfer Determination and (iii) the Second Amended and Restated Stockholders' Agreement Termination.

         "Subsidiaries" (or, individually, a "Subsidiary") means any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

         "Sumitomo" means Sumitomo Pharmaceuticals Co. Ltd.

         "Sumitomo Amendment" means the consolidated First Amendment Agreement, dated October 8, 2002, to both the Development Agreement, dated June 29, 2001, by and between the Company and Sumitomo and the Commercialization Agreement, dated as of September 7, 2001, by and between the Company and Sumitomo.

         "Taxes" means any and all federal, state, local, foreign or other taxes, fees or assessments in the nature of taxes (together with any and all interest, penalties and additions to tax) imposed by any taxing authority including, without limitation, taxes or other charges on or with respect to income, franchise, windfall or other profits, net or gross receipts, property, sales, use, intangibles, capital stock, transfer, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, estimated, withholding, ad valorem or value added taxes.

         "Tax Returns" means any and all returns, reports or similar statements (including any related exhibits and schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated tax.

         "TherapX License Agreement" means the License Agreement, dated as of June 20, 1998, by and among the Company (as successor to Novirio Pharmaceuticals Ltd.) TherapX Pharmaceuticals, L.L.C. and Dr. Raymond F. Schinazi.

         "TVM" means TVM V Life Science Ventures GmbH & Co. KG.

         "TVM Group" means TVM and TVM Medical Ventures GmbH & Co. KG.

         "Vested Stock" means outstanding shares of Company Stock assuming (i) conversion of all outstanding shares of Preferred Stock after taking into account payment of the dividend payable on the shares of Series C Convertible Preferred Stock through the Closing Date in shares of Common Stock and (ii) exercise of all vested and exercisable options outstanding as of the Closing Date, excluding shares subject to a repurchase right by the Company (other than those shares that would no longer be subject to a repurchase right upon the consummation of the transaction contemplated in this Agreement).

         (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                                    Section
----                                                                    -------
Additional Seller(s) ...............................................    1.1(b)
Additional Seller Documents.........................................    1.1(b)
Adjusted Annex A....................................................    1.1(c)
ADS Exchange........................................................    1.2(d)
Aggregate Basket....................................................    12.1(e)
Aggregate Purchase Price............................................    1.1(a)
Agreement...........................................................    Preamble
Amended and Restated By-laws........................................    4.4
Ancillary Agreements................................................    4.4
Applicable Law......................................................    3.3
Banc of America.....................................................    4.29
Benefit Plan........................................................    4.19(a)
Blocking Third Party Intellectual Property Rights...................    12.1(i)
Buyer...............................................................    Preamble
Buyer Reps Cap......................................................    12.1(f)
Buyer Shares/Covenants Cap..........................................    12.1(f)
Buyer Indemnitees...................................................    12.1(a)
By-laws.............................................................    4.1
Candidate Intellectual Property.....................................    4.11(a)
Candidates..........................................................    4.11(a)
Closing.............................................................    2.1
Closing Date........................................................    2.1
Commencement Notice.................................................    12.1(e)
Commercialization...................................................    4.11(m)
Company.............................................................    Preamble
Company Disclosure Schedule.........................................    4 Preamble
Company Patents.....................................................    4.11(a)
Company Property....................................................    4.11(a)
Computer Software...................................................    4.11(a)
Consents............................................................    3.5
[**] ...............................................................    [**]
Contract............................................................    3.3
Credit Agreement....................................................    4.4
Current Certificate.................................................    3.7

Term                                                                    Section
----                                                                    -------
Custodian...........................................................    1.1(b)
Custody Agreement...................................................    1.1(b)
Damages.............................................................    12.1(a)
Deposit Agreement...................................................    5.4(c)
Development.........................................................    4.11(m)
Development, License and Commercialization
    Agreement.......................................................    4.4
Disclosure Statement................................................    1.1(e)
Encumbrances........................................................    2.2(a)
Environmental Law...................................................    4.25(a)
ERISA...............................................................    4.19(a)
Exchange Act........................................................    4.24
Financial Statements................................................    4.18
[**]................................................................    [**]
[**]................................................................    [**]
[**]................................................................    [**]
[**]................................................................    [**]
[**]................................................................    [**]
GAAP................................................................    4.18
Global Trial........................................................    6.17(b)
Governmental Entity.................................................    3.5
Hazardous Materials.................................................    4.25(b)
HBV Drug Candidates.................................................    4.11(a)
HCV.................................................................    4.11(l)
HCV Drug Candidates.................................................    12.1(e)
[**]................................................................    [**]
Hepatitis B Drug Candidates.........................................    Recitals
Hepatitis C Drug Candidates.........................................    Recitals
HSR Act.............................................................    3.5
Indemnified Party...................................................    12.1(d)
Indemnifying Parties................................................    12.1(d)
Indemnification Claim...............................................    12.1(d)
Individual Caps.....................................................    12.1(e)
Individual Closing Consideration....................................    1.1(d)
Individual Other Reps Cap...........................................    12.1(e)
Individual Title/Covenants Cap......................................    12.1(e)
Initial HCV Drug Candidate..........................................    4.11(a)
Initial Seller(s) ..................................................    Preamble
Initial Shares......................................................    Recitals
Intellectual Property...............................................    4.11(a)
Intellectual Property Rights........................................    4.11(m)
IP Contracts........................................................    4.11(a)
Joinder Agreement...................................................    1.1(b)
Joinder Period......................................................    1.1(b)

Term                                                                    Section
----                                                                    -------
Judgment............................................................    3.3
LdT Drug Product....................................................    6.17(b)
Licensed Technology.................................................    4.11(m)
[**]................................................................    [**]
Major Stockholders..................................................    4.29
Management Shares Sold..............................................    1.1(c)
Manufacture.........................................................    4.11(m)
Material Owned Property.............................................    4.11(a)
Non-Material IP.....................................................    4.11(a)
Northeast Asia......................................................    6.17(b)
[**]................................................................    [**]
Novartis HCV Option.................................................    12.1(e)
Overpaying Seller...................................................    12.1(n)
Owned Property......................................................    4.11(a)
Parent SEC Reports..................................................    5.3
Participating Holder................................................    1.2(f)(i)
Parties.............................................................    Preamble
Patent Offices......................................................    4.11(e)
Patents.............................................................    4.11(a)
Pension Plans.......................................................    4.19(a)
Permits.............................................................    4.27(a)
Person..............................................................    3.4
Plan................................................................    4.2(b)
Pro Rata Portion....................................................    12.1(l)
Proceedings.........................................................    4.9
Property............................................................    4.25(b)
Qualified Private Offering..........................................    3.7
Registered Intellectual Property....................................    4.11(a)
Registered Share....................................................    5.4(a)
Registration Statement..............................................    1.2(f)
Release.............................................................    4.25(a)
Replacement Shares..................................................    11(d)
Restated Certificate of Incorporation (Alternative 1) ..............    4.4
Restated Certificate of Incorporation (Alternative 2) ..............    4.4
Restated Certificate(s).............................................    4.4
SEC.................................................................    5.3
Second Amended and Restated
      Stockholders' Agreement.......................................    3.7
Securities Act......................................................    1.2(d)
Securities Laws.....................................................    4.24
[**]................................................................    [**]
Seller Indemnitees..................................................    12.1(c)
[**]................................................................    [**]
Sellers.............................................................    Preamble

Term                                                                    Section
----                                                                    -------
Seller's Shares.....................................................    1.1(a)
Series C Cumulative Annual Dividend Amount..........................    6.22
Series C Warrants...................................................    10.14
Stockholders' Agreement.............................................    4.4
Subject Trade Secrets...............................................    4.11(h)
Supply Agreement....................................................    4.4
Territory...........................................................    12.1(e)
Trade Secrets.......................................................    4.11(a)
UAB License.........................................................    6.15
Underpaying Seller..................................................    12.1(n)
[**]................................................................    [**]
[**]................................................................    [**]
[**]................................................................    [**]
[**]................................................................    [**]
[**]................................................................    [**]
Welfare Plans.......................................................    4.19(a)
2003 Annual Budget..................................................    4.18

         IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                               IDENIX PHARMACEUTICALS, INC.

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

                                               NOVARTIS PHARMA AG

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

         IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                               NOVARTIS AG
                                               (only with respect to Sections
                                               1.2(b)(i), 1.2(c)(i), 1.2(d),
                                               1.2(e), 1.2(f), 2.2(d), 2.3,
                                               10.1, 10.10, 12.2, 12.3, 12.4,
                                               12.8 and 12.14 hereof)

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

         IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                               CREDIT SUISSE FIRST BOSTON EQUITY
                                               PARTNERS, L.P.
                                               By:  Hemisphere Private Equity
                                                    Partners, Ltd.,
                                                    its General Partner

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

                                               CREDIT SUISSE FIRST BOSTON EQUITY
                                               PARTNERS (BERMUDA), L.P.
                                               By: Hemisphere Private Equity
                                                   Partners, Ltd.,
                                                   its General Partner

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

                                               CREDIT  SUISSE  FIRST BOSTON U.S.
                                               EXECUTIVE  ADVISORS, L.P.
                                               By: Hemisphere Private Equity
                                                   Partners, Ltd.,
                                                   its   General Partner

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

                                               EMA PARTNERS FUND 2000,  L.P.
                                               By: Credit Suisse First Boston
                                                   (Bermuda) Limited,
                                                   its  General Partner

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

               IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                               EMA  PRIVATE  EQUITY  FUND  2000,
                                               L.P.

                                               By:   Credit  Suisse  First
                                                     Boston  (Bermuda)  Limited,
                                                     its General Partner

                                               By:
                                                     ---------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

               IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                  BB BIOVENTURES L.P.
                                  By:    BAB BIOVENTURES L.P., its General
                                         Partner
                                  By:    BAB BIOVENTURES, N.V., its General
                                         Partner

                                  By:

                                     -------------------------
                                   Name: Ansbert K. Gadicke

                                   Title: Managing Director

                                  MPM ASSET MANAGEMENT INVESTORS 1998 LLC

                                  By:

                                      -------------------------
                                   Name: Ansbert K. Gadicke

                                  Title:   Manager

                                   MPM ASSET MANAGEMENT LLC

                                  By:

                                     -------------------------
                                   Name: Ansbert K. Gadicke

                                  Title:   Manager

                                   MPM BIOVENTURES PARALLEL
                                  FUND, L.P.
                                  By:   MPM BIOVENTURES I L.P., its General
                                        Partner
                                  By:   MPM BIOVENTURES I LLC, its General
                                        Partner

                                  By:

                                     -------------------------
                                   Name: Ansbert K. Gadicke

                                  Title:   Manager

               IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                                 TVM MEDICAL VENTURES GMBH
                                                 & CO. KG

                                                 By:
                                                    ----------------------------

                                                 Name:
                                                      --------------------------

                                                 Title:
                                                       -------------------------

                                                 TVM V LIFE SCIENCE VENTURES
                                                 GMBH & CO. KG

                                                 By:
                                                    ----------------------------

                                                 Name:
                                                      --------------------------

                                                 Title:
                                                       -------------------------

               IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                               KB LUX VENTURE CAPITAL FUND-
                                               BIOTECHNOLOGY

                                               By:
                                                  ------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------

               IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                               NOMURA INTERNATIONAL PLC

                                               By:
                                                  ------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------

               IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

                                               ---------------------------
                                               JEAN-PIERRE SOMMADOSSI